                                                                    EXHIBIT 99.3


                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of UGI Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of UGI Corporation and its subsidiaries at September 30, 2003 and 2002, and the results of their operations and their cash flows for each of the two years in the period ended September 30, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. The consolidated financial statements of UGI Corporation and its subsidiaries, for the year ended September 30, 2001, prior to the revisions discussed in Note 1 and Note 21, were audited by other independent accountants who have ceased operations. Those independent accountants expressed an unqualified opinion on those financial statements in their report dated November 16, 2001.

As discussed in Note 1 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" in fiscal 2002.

As discussed above, the consolidated financial statements of UGI
Corporation and its subsidiaries for the year ended September 30, 2001 were audited by other independent auditors who have ceased operations. As described in Note 1, these financial statements have been restated to reflect a 3-for-2 common stock split. We audited the adjustments described in Note 1 that were applied to restate the 2001 consolidated financial statements for the 3-for-2 common stock split. In our opinion, such adjustments are appropriate and have been properly applied. As described in Note 1, these financial statements have also been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" which was adopted by the Company as of October 1, 2001. We audited the transitional disclosures described in Note 1. In our opinion, the transitional disclosures for 2001 in Note 1 are appropriate. As described in Note 21, these financial statements have been revised to give effect to a change in reportable segments which was effective as of October 1, 2003. We audited the reclassifications described in Note 21. In our opinion, the reclassifications described in Note 21 for 2003, 2002 and 2001 are appropriate and have been properly applied. However, we were not engaged to audit, review or apply any procedures to the 2001 consolidated financial statements of the Company other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 17, 2003, except for Note 21, as to which the date is March 9, 2004


  THIS REPORT IS A COPY OF THE PREVIOUSLY ISSUED ACCOUNTANT'S REPORT OF ARTHUR
         ANDERSEN LLP AND HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF UGI CORPORATION:

We have audited the accompanying consolidated balance sheets of UGI Corporation and subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial state-ment presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of UGI Corporation and subsidiaries as of September 30, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States.

         As explained in Notes 1 and 3 to the financial statements, effective October 1, 2000, the Partnership changed its methods of accounting for tank installation costs and nonrefundable tank fees and the Company adopted the provisions of SFAS No. 133.

ARTHUR ANDERSEN LLP
Philadelphia, Pennsylvania
November 16, 2001

                                              UGI Corporation 2003 Annual Report

CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share amounts)

                                                                                   Year Ended September 30,
                                                                      ------------------------------------------------
                                                                         2003               2002                2001
                                                                      ---------           --------            --------
REVENUES
AmeriGas Propane                                                      $ 1,628.4           $1,307.9            $1,418.4
Utilities                                                                 628.7              488.0               582.7
International Propane                                                      54.5               46.7                50.9
Energy Services and other                                                 714.5              371.1               416.1
                                                                      ---------           --------            --------
                                                                        3,026.1            2,213.7             2,468.1
                                                                      ---------           --------            --------
COSTS AND EXPENSES
Cost of sales                                                           1,984.3            1,296.6             1,632.4
Operating and administrative expenses                                     643.3              576.5               506.8
Utility taxes other than income taxes                                      13.0               11.9                 9.2
Depreciation and amortization                                             103.0               93.5               105.2
Provision for shut-down costs - Hearth USA(TM)                                -                  -                 8.5
Other income, net                                                         (19.8)             (18.1)              (23.0)
                                                                      ---------           --------            --------
                                                                        2,723.8            1,960.4             2,239.1
                                                                      ---------           --------            --------
OPERATING INCOME                                                          302.3              253.3               229.0
Income (loss) from equity investees                                         5.3                8.5                (1.6)
Loss on extinguishments of debt                                            (3.0)              (0.7)                  -
Interest expense                                                         (109.2)            (109.1)             (104.8)
Minority interests in AmeriGas Partners                                   (34.6)             (28.0)              (23.6)
                                                                      ---------           --------            --------
INCOME BEFORE INCOME TAXES, SUBSIDIARY PREFERRED STOCK DIVIDENDS
       AND ACCOUNTING CHANGES                                             160.8              124.0                99.0
Income taxes                                                              (60.7)             (46.9)              (45.4)
Dividends on UGI Utilities preferred shares subject to
       mandatory redemption                                                (1.2)              (1.6)               (1.6)
                                                                      ---------           --------            --------
Income before accounting changes                                           98.9               75.5                52.0
Cumulative effect of accounting changes, net                                  -                  -                 4.5
                                                                      ---------           --------            --------
NET INCOME                                                            $    98.9           $   75.5            $   56.5
                                                                      =========           ========            ========

EARNINGS PER COMMON SHARE
Basic:
      Income before accounting changes                                $    2.34           $   1.83            $   1.28
      Cumulative effect of accounting changes, net                            -                  -                0.11
                                                                      ---------           --------            --------
      Net income                                                      $    2.34           $   1.83            $   1.39
                                                                      =========           ========            ========
Diluted:
      Income before accounting changes                                $    2.29           $   1.80            $   1.27
      Cumulative effect of accounting changes, net                            -                  -                0.11
                                                                      ---------           --------            --------
      Net income                                                      $    2.29           $   1.80            $   1.38
                                                                      =========           ========            ========

AVERAGE COMMON SHARES OUTSTANDING (MILLIONS):
Basic                                                                    42.220             41.325              40.745
                                                                      =========           ========            ========
Diluted                                                                  43.236             41.907              41.060
                                                                      =========           ========            ========

See accompanying notes to consolidated financial statements.

CONSOLIDATED BALANCE SHEETS
(Millions of dollars)

                                                                                   September 30,
                                                                           ----------------------------
                            ASSETS                                           2003                2002
                            ------                                         --------            --------
CURRENT ASSETS
Cash and cash equivalents                                                  $  142.1            $  194.3
Short-term investments (at cost, which approximates fair value)                50.0                   -
Accounts receivable (less allowances for doubtful accounts
   of $14.8 and $11.8, respectively)                                          199.2               157.7
Accrued utility revenues                                                        7.4                 8.1
Inventories                                                                   136.6               109.2
Deferred income taxes                                                          23.5                10.4
Income taxes recoverable                                                          -                 1.7
Utility regulatory assets                                                         -                 4.3
Prepaid expenses and other current assets                                      28.6                37.9
                                                                           --------            --------
      Total current assets                                                    587.4               523.6
                                                                           --------            --------

PROPERTY, PLANT AND EQUIPMENT
AmeriGas Propane                                                            1,076.2             1,028.6
UGI Utilities                                                                 907.9               883.3
Other                                                                         157.9                80.5
                                                                           --------            --------
                                                                            2,142.0             1,992.4
Accumulated depreciation and amortization                                    (805.2)             (720.5)
                                                                           --------            --------
      Net property, plant, and equipment                                    1,336.8             1,271.9
                                                                           --------            --------

OTHER ASSETS
Goodwill and excess reorganization value                                      671.5               644.9
Intangible assets (less accumulated amortization
   of $16.4 and $10.3, respectively)                                           34.7                25.8
Utility regulatory assets                                                      60.3                57.7
Other assets                                                                   90.6                87.0
                                                                           --------            --------
      Total assets                                                         $2,781.3            $2,610.9
                                                                           ========            ========

See accompanying notes to consolidated financial statements.

                                              UGI Corporation 2003 Annual Report

                                                                                                September 30,
                                                                                        ----------------------------
                     LIABILITIES AND STOCKHOLDERS' EQUITY                                 2003                2002
                     ------------------------------------                               --------            --------
CURRENT LIABILITIES
Current maturities of long-term debt                                                    $   65.0            $  148.7
AmeriGas Propane bank loans                                                                    -                10.0
UGI Utilities bank loans                                                                    40.7                37.2
Other bank loans                                                                            15.9                 8.6
Accounts payable                                                                           202.5               166.1
Employee compensation and benefits accrued                                                  41.9                35.4
Dividends and interest accrued                                                              40.1                41.5
Income taxes accrued                                                                         8.9                   -
Deposits and advances                                                                       69.1                68.8
Other current liabilities                                                                   86.2                70.1
                                                                                        --------            --------
      Total current liabilities                                                            570.3               586.4
                                                                                        --------            --------

DEBT AND OTHER LIABILITIES
Long-term debt                                                                           1,158.5             1,127.0
Deferred income taxes                                                                      223.1               200.2
Deferred investment tax credits                                                              8.0                 8.4
UGI Utilities preferred shares subject to mandatory redemption, without par value           20.0                   -
Other noncurrent liabilities                                                                97.4                79.1
                                                                                        --------            --------
      Total liabilities                                                                  2,077.3             2,001.1
                                                                                        --------            --------

Commitments and contingencies (note 12)

Minority interests in AmeriGas Partners                                                    134.6               276.0

UGI Utilities preferred shares subject to mandatory redemption, without par value              -                20.0
Preference Stock, without par value (authorized - 5,000,000 shares)                            -                   -

COMMON STOCKHOLDERS' EQUITY
Common Stock, without par value
      (authorized - 150,000,000 shares; issued - 49,798,097 shares)                        582.4               396.6
Retained earnings                                                                           90.9                39.7
Accumulated other comprehensive income                                                       4.7                 6.6
Notes receivable from employees                                                             (0.4)               (3.5)
                                                                                        --------            --------
                                                                                           677.6               439.4
Treasury stock, at cost                                                                   (108.2)             (125.6)
                                                                                        --------            --------
      Total common stockholders' equity                                                    569.4               313.8
                                                                                        --------            --------
      Total liabilities and stockholders' equity                                        $2,781.3            $2,610.9
                                                                                        ========            ========

                                              UGI Corporation 2003 Annual Report

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)

                                                                                  Year Ended September 30,
                                                                     ------------------------------------------------
                                                                        2003               2002                2001
                                                                     ---------           --------            --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                           $    98.9           $   75.5            $   56.5
Reconcile to net cash provided by operating activities:
   Depreciation and amortization                                         103.0               93.5               105.2
   Cumulative effect of accounting changes, net                              -                  -                (4.5)
   Minority interests in AmeriGas Partners                                34.6               28.0                23.6
   Deferred income taxes, net                                             (2.8)              11.0                (5.5)
   Provision for uncollectible accounts                                   18.5               14.2                18.3
   Net change in settled accumulated other comprehensive income           (5.2)              13.3               (16.9)
   Other, net                                                              9.3               (1.8)                3.1
   Net change in:
      Accounts receivable and accrued utility revenues                   (55.7)              12.6               (13.6)
      Inventories                                                        (25.3)              19.7                (4.2)
      Deferred fuel costs                                                 19.0               (7.1)                9.9
      Accounts payable                                                    34.9               (0.4)                5.8
      Other current assets and liabilities                                19.9              (11.0)               25.8
                                                                     ---------           --------            --------
   Net cash provided by operating activities                             249.1              247.5               203.5
                                                                     ---------           --------            --------
CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment                          (100.9)             (94.7)              (78.0)
Acquisitions of businesses, net of cash acquired                         (38.6)              (0.7)             (209.1)
Acquisition of additional interest in Conemaugh Station                  (51.3)                 -                   -
Proceeds from redemption of AGZ Bonds                                        -               17.7                   -
Net proceeds from disposals of assets                                      5.9                9.7                 4.2
Investments in equity investees                                           (0.4)              (0.3)              (32.6)
Increase in short-term investments                                       (50.0)                 -                   -
Other, net                                                                 9.2                1.9                 2.2
                                                                     ---------           --------            --------
   Net cash used by investing activities                                (226.1)             (66.4)             (313.3)
                                                                     ---------           --------            --------
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends on UGI Common Stock                                            (47.7)             (44.8)              (53.2)
Distributions on AmeriGas Partners publicly held Common Units            (56.4)             (53.5)              (44.3)
Issuance of long-term debt                                               167.8               81.1               308.2
Repayment of long-term debt                                             (236.5)            (105.0)             (137.0)
AmeriGas Propane bank loans (decrease) increase                          (10.0)              10.0               (30.0)
UGI Utilities bank loans increase (decrease)                               3.5              (20.6)              (42.6)
Other bank loans increase (decrease)                                       5.4               (2.2)                6.2
Issuance of AmeriGas Partners Common Units                                75.0               49.7                39.8
Proceeds from sale of AmeriGas OLP interest                                  -                  -                50.0
Issuance of UGI Common Stock                                              23.7               11.0                 7.6
Repurchases of UGI Common Stock                                           (0.1)                 -                (1.0)
                                                                     ---------           --------            --------
   Net cash (used) provided by financing activities                      (75.3)             (74.3)              103.7
                                                                     ---------           --------            --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH                                    0.1                  -                (0.3)
                                                                     ---------           --------            --------
Cash and cash equivalents (decrease) increase                        $   (52.2)          $  106.8            $   (6.4)
                                                                     =========           ========            ========
CASH AND CASH EQUIVALENTS:
End of year                                                          $   142.1           $  194.3            $   87.5
Beginning of year                                                        194.3               87.5                93.9
                                                                     ---------           --------            --------
   (Decrease) increase                                               $   (52.2)          $  106.8            $   (6.4)
                                                                     =========           ========            ========

See accompanying notes to consolidated financial statements.

                                              UGI Corporation 2003 Annual Report

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(Millions of dollars, except per share amounts)


                                                     Retained      Accumulated     Unearned        Notes
                                                     Earnings         Other      Compensation-  Receivable
                                          Common   (Accumulated   Comprehensive   Restricted       From       Treasury
                                          Stock      Deficit)     Income (Loss)     Stock        Employees     Stock      Total
                                          -----      --------     -------------     -----       ----------    --------   ------
BALANCE SEPTEMBER 30, 2000                $394.5      $ (4.9)        $     -        $(0.7)      $  (5.2)      $(141.7)    $ 242.0
Net income                                              56.5                                                                 56.5
Cumulative effect of change in
     accounting principle -
     SFAS No. 133 (net of tax
     of $4.8)                                                            7.1                                                  7.1
Net loss on derivative instruments
      (net of tax of $7.9)                                             (10.5)                                               (10.5)
Reclassification of net gains on
      derivative instruments
      (net of tax of $6.5)                                             (10.3)                                               (10.3)
Foreign currency translation
      adjustments (net of tax
      of $0.1)                                                           0.2                                                  0.2
                                                      ------         -------                                              -------
Comprehensive income                                    56.5           (13.5)                                                43.0
Cash dividends on Common Stock
      ($1.05 per share)                                (42.6)                                                               (42.6)
Common Stock issued:
      Employee and director plans            0.3                                                                  5.5         5.8
      Dividend reinvestment plan             0.2                                                                  2.3         2.5
Common Stock reacquired                                                                                          (1.0)       (1.0)
Amortization of unearned
      compensation-restricted
      stock awards                                                                   0.7                                      0.7
Payment on notes receivable from
      employees                                                                                      0.6                      0.6
                                          ------      ------         -------        -----       ----------    --------    -------
BALANCE SEPTEMBER 30, 2001                 395.0         9.0           (13.5)           -           (4.6)      (134.9)      251.0
Net income                                              75.5                                                                 75.5
Net loss on derivative instruments
      (net of tax of $0.4)                                              (1.5)                                                (1.5)
Reclassification of net losses on
      derivative instruments
      (net of tax of $11.6)                                             18.3                                                 18.3
Foreign currency translation
      adjustments (net of tax
      of $2.2)                                                           4.4                                                  4.4
Reclassification of foreign currency
      translation gain (net of
      tax of $0.5)                                                      (1.1)                                                (1.1)
                                                      ------         -------                                               ------
Comprehensive income                                    75.5            20.1                                                 95.6
Cash dividends on Common Stock
      ($1.083 per share)                               (44.8)                                                               (44.8)
Common Stock issued:
      Employee and director plans            1.0                                                                 7.4         8.4
      Dividend reinvestment plan             0.6                                                                 2.0         2.6
Common Stock reacquired                                                                                         (0.1)       (0.1)
Payment on notes receivable from
      employees                                                                                      1.1                     1.1
                                          ------      ------         -------        -----     ----------     --------    -------
BALANCE SEPTEMBER 30, 2002                 396.6        39.7             6.6            -           (3.5)     (125.6)      313.8
Net income                                              98.9                                                                98.9
Net gain on derivative instruments
      (net of tax of $9.1)                                              13.5                                                13.5
Reclassification of net gains on
      derivative instruments
      (net of tax of $14.0)                                            (20.7)                                              (20.7)
Foreign currency translation
      adjustments (net of tax
      of $3.1)                                                           5.3                                                 5.3
                                                      ------         -------                                             -------
Comprehensive income                                    98.9            (1.9)                                               97.0
Cash dividends on Common Stock
      ($1.13 per share)                                (47.7)                                                              (47.7)
Common Stock issued:
      Employee and director plans            5.0                                                               16.0         21.0
      Dividend reinvestment plan             1.2                                                                1.5          2.7
Gain in connection with issuances of
      units by AmeriGas Partners           179.6                                                                           179.6
Common Stock reacquired                                                                                        (0.1)        (0.1)
Payment on notes receivable from
      employees                                                                                      3.1                     3.1
                                          ------      ------         -------        -----        --------   --------     -------
BALANCE SEPTEMBER 30, 2003                $582.4      $ 90.9         $   4.7        $   -        $  (0.4)   $(108.2)     $ 569.4
                                          ======      ======         =======        =====        ========   ========     =======



See accompanying notes to consolidated financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Millions of dollars, except per share amounts and where indicated otherwise)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION. UGI Corporation ("UGI") is a holding company that owns and operates natural gas and electric utility, electricity generation, retail propane distribution, energy marketing and related businesses in the United States. Through foreign subsidiaries and joint-venture affiliates, UGI also distributes propane in Austria, the Czech Republic, Slovakia, France and China. We refer to UGI and its consolidated subsidiaries collectively as "the Company" or "we."

         Our natural gas and electric distribution utility businesses are conducted through our wholly owned subsidiary UGI Utilities, Inc. ("UGI Utilities"). UGI Utilities owns and operates a natural gas distribution utility ("Gas Utility") in parts of eastern and southeastern Pennsylvania and an electricity distribution utility ("Electric Utility") in northeastern Pennsylvania. Gas Utility and Electric Utility (collectively, "Utilities") are subject to regulation by the Pennsylvania Public Utility Commission ("PUC").

         We conduct a national propane distribution business through AmeriGas Partners, L.P. ("AmeriGas Partners") and its principal operating subsidiaries AmeriGas Propane, L.P. ("AmeriGas OLP") and AmeriGas OLP's subsidiary, AmeriGas Eagle Propane, L.P. ("Eagle OLP"). AmeriGas Partners, AmeriGas OLP and Eagle OLP are Delaware limited partnerships. UGI's wholly owned second-tier subsidiary AmeriGas Propane, Inc. (the "General Partner") serves as the general partner of AmeriGas Partners and AmeriGas OLP. AmeriGas OLP and Eagle OLP (collectively referred to as "the Operating Partnerships") comprise the largest retail propane distribution business in the United States serving residential, commercial, industrial, motor fuel and agricultural customers from locations in 46 states. We refer to AmeriGas Partners and its subsidiaries together as "the Partnership" and the General Partner and its subsidiaries, including the Partnership, as "AmeriGas Propane." At September 30, 2003, the General Partner and its wholly owned subsidiary Petrolane Incorporated ("Petrolane") collectively held a 1% general partner interest and a 46.4% limited partner interest in AmeriGas Partners, and effective 47.9% and 47.8% ownership interests in AmeriGas OLP and Eagle OLP, respectively. Our limited partnership interest in AmeriGas Partners comprised 24,525,004 Common Units. The remaining 52.6% interest in AmeriGas Partners comprises 27,808,204 publicly held Common Units representing limited partner interests.

         The Partnership has no employees. Employees of the General Partner conduct, direct and manage the activities of AmeriGas Partners and AmeriGas OLP. The General Partner also provides management and administrative services to AmeriGas Eagle Holdings, Inc., the general partner of Eagle OLP, under a management services agreement. The General Partner is reimbursed monthly for all direct and indirect expenses it incurs on behalf of the Partnership including all General Partner employee compensation costs and a portion of UGI employee compensation and administrative costs. Although the Partnership's operating income represents a significant portion of our consolidated operating income, the Partnership's impact on our consolidated net income is considerably less due to the Partnership's significant minority interest; higher relative interest charges; and, prior to 2002, higher effective income taxes resulting from nondeductible goodwill amortization.

         Our wholly owned subsidiary UGI Enterprises, Inc. ("Enterprises") conducts an energy marketing business primarily in the Eastern region of the United States through its wholly owned subsidiary, UGI Energy Services, Inc. ("Energy Services"). Energy Services' wholly owned subsidiary UGI Development Company ("UGID"), and UGID's subsidiaries and joint-venture affiliate Hunlock Creek Energy Ventures ("Energy Ventures"), own and operate interests in Pennsylvania-based electricity generation assets. Prior to their transfer to Energy Services in June 2003, UGID and its subsidiaries were wholly owned subsidiaries of UGI Utilities. Through other subsidiaries, Enterprises (1) owns and operates a propane distribution business in Austria, the Czech Republic and Slovakia ("FLAGA"); (2) owns and operates a heating, ventilation and air-conditioning service business in the Middle Atlantic states ("HVAC"); and
(3) participates in propane joint-venture businesses in France ("Antargaz") and China.

         UGI is exempt from registration as a holding company because it files an annual exemption statement with the U.S. Securities and Exchange Commission ("SEC") and is not otherwise subject to regulation under the Public Utility Holding Company Act of 1935 except for acquisitions under Section 9(a)(2). UGI is not subject to regulation by the PUC.

CONSOLIDATION PRINCIPLES. The consolidated financial statements include the accounts of UGI and its controlled subsidiary companies, which, except for the Partnership, are majority owned. We eliminate all significant intercompany accounts and transactions when we consolidate. We report the public's limited partner interests in the Partnership as minority interests. Entities in which we own 50 percent or less and in which we exercise significant influence over operating and financial policies are accounted for by the equity method (see
Note 19). Investments in equity investees are included in other assets in the Consolidated Balance Sheets. Gains resulting from the issuances and sales of Americas Partners' common units are recorded as an increase to common stockholders' equity and a corresponding decrease to minority interests in accordance with SEC Staff Accounting Bulletin No. 51, "Accounting for Sales of Common Stock by a Subsidiary" (see Note 18).

RECLASSIFICATIONS. In order to more appropriately classify direct costs associated with the Partnership's Prefilled Propane Xchange ("PPX(R)") program, for the year ended September 30, 2003, certain costs previously considered operating and administrative expenses have been included in cost of sales. We have reclassified $21.0 and $11.0 of such costs incurred during the years ended September 30, 2002 and 2001, respectively, to conform to the current-year presentation.

         In January 2003, the Partnership recorded a loss of $3.0 resulting from an early extinguishment of long-term debt. This loss has been reflected in the 2003 Consolidated Statement of Income as "loss on extinguishments of debt." A loss of $0.7 associated with a November 2001 early extinguishment of Partnership long-term debt previously included in other income, net, in the 2002 Consolidated Statement of Income has been reclassified to conform to the current-year presentation (see Note 4).

         We have reclassified certain other prior-year balances to conform to the current-year presentation.

USE OF ESTIMATES. We make estimates and assumptions when preparing financial statements in conformity with accounting principles generally accepted in the United States. These estimates and assumptions affect the reported amounts of assets

                                              UGI Corporation 2003 Annual Report

and liabilities, revenues and expenses, as well as the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

REGULATED UTILITY OPERATIONS. We account for the operations of Gas Utility and Electric Utility in accordance with Statement of Financial Accounting Standards ("SFAS") No. 71, "Accounting for the Effects of Certain Types of Regulation" ("SFAS 71"). SFAS 71 requires us to record the effects of rate regulation in the financial statements. Certain expenses and credits subject to utility regulation and normally reflected in income as incurred are deferred on the balance sheet and recognized in income as the related amounts are included in rates and recovered from or refunded to customers. As required by SFAS 71, we monitor our regulatory and competitive environments to determine whether the recovery of our regulatory assets continues to be probable. If we were to determine that recovery of these regulatory assets is no longer probable, such assets would be written off against earnings.

         On June 29, 2000, the PUC issued its order ("Gas Restructuring Order") approving Gas Utility's restructuring plan filed by Gas Utility pursuant to Pennsylvania's Natural Gas Choice and Competition Act ("Gas Competition Act"). Based upon the provisions of the Gas Restructuring Order and the Gas Competition Act, we believe Gas Utility's regulatory assets continue to satisfy the criteria of SFAS 71. For further information on the impact of the Gas Competition Act and Pennsylvania's Electricity Customer Choice and Competition Act ("Electricity Choice Act"), see Note 3.

DERIVATIVE INSTRUMENTS. Effective October 1, 2000, we adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133, as amended, establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that all derivative instruments be recognized as either assets or liabilities and measured at fair value. The accounting for changes in fair value depends upon the purpose of the derivative instrument and whether it is designated and qualifies for hedge accounting.

         The adoption of SFAS 133 on October 1, 2000 resulted in an after-tax cumulative effect charge to 2001 net income of $0.3 and an after-tax cumulative effect increase to accumulated other comprehensive income of $7.1. The after-tax cumulative effect increase in accumulated other comprehensive income is attributable to net gains on derivative instruments designated and qualifying as cash flow hedges on October 1, 2000.

         For a detailed description of the derivative instruments we use, our objectives for using them, and related supplemental information required by SFAS 133, see Note 13.

CONSOLIDATED STATEMENTS OF CASH FLOWS. We define cash equivalents as all highly liquid investments with maturities of three months or less when purchased. We record cash equivalents at cost plus accrued interest, which approximates market value. We paid interest totaling $109.8 in 2003, $106.2 in 2002 and $103.9 in 2001. We paid income taxes totaling $48.2 in 2003, $48.0 in 2002 and $43.0 in 2001.

REVENUE RECOGNITION. We recognize revenues from the sale of propane principally as product is delivered to customers. Revenue from the sale of appliances and equipment is recognized at the time of sale or installation. We record Utilities' regulated revenues for service provided to the end of each month which includes an accrual for certain unbilled amounts based upon estimated usage. We reflect the impact of Utilities' rate increases or decreases at the time they become effective. Energy Services records revenues when energy products are delivered to customers.

INVENTORIES. Our inventories are stated at the lower of cost or market. We determine cost using an average cost method for natural gas and propane, specific identification for appliances and the first-in, first-out ("FIFO") method for all other inventories.

EARNINGS PER COMMON SHARE. On January 28, 2003, UGI's Board of Directors approved a 3-for-2 split of UGI's Common Stock. On April 1, 2003, UGI issued one additional common share for every two common shares outstanding to shareholders of record on February 28, 2003. Average shares outstanding, earnings per share and dividends declared per share for all years presented are reflected on a post-split basis.

         Basic earnings per share reflect the weighted-average number of common shares outstanding. Diluted earnings per share include the effects of dilutive stock options and common stock awards. In the following table, we present the shares used in computing basic and diluted earnings per share for 2003, 2002 and 2001:

                                                 2003       2002          2001
                                                ------     ------        ------
Denominator (millions of shares):
      Average common shares
        outstanding for basic computation       42.220     41.325        40.745
      Incremental shares issuable for stock
        options and awards                       1.016      0.582         0.315
                                                ------     ------        ------
Average common shares outstanding for
      diluted computation                       43.236     41.907        41.060
                                                ------     ------        ------

INCOME TAXES. AmeriGas Partners and the Operating Partnerships are not directly subject to federal income taxes. Instead, their taxable income or loss is allocated to the individual partners. We record income taxes on our share of (1) the Partnership's current taxable income or loss and (2) the differences between the book and tax bases of the Partnership's assets and liabilities. The Operating Partnerships have subsidiaries which operate in corporate form and are directly subject to federal income taxes.

         Gas Utility and Electric Utility record deferred income taxes in the Consolidated Statements of Income resulting from the use of accelerated depreciation methods based upon amounts recognized for ratemaking purposes. They also record a deferred tax liability for tax benefits that are flowed through to ratepayers when temporary differences originate and record a regulatory income tax asset for the probable increase in future revenues that will result when the temporary differences reverse.

         We are amortizing deferred investment tax credits related to Utilities' plant additions over the service lives of the related property. Utilities reduces its deferred income tax liability for the future tax benefits that will occur when investment tax credits, which are not taxable, are amortized. We also reduce the regulatory income tax asset for the probable reduction in future revenues that will result when such deferred investment tax credits amortize.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Millions of dollars, except per share amounts and where indicated otherwise)

Note 1 continued

PROPERTY, PLANT AND EQUIPMENT AND RELATED DEPRECIATION. The amounts we assign to property, plant and equipment of businesses we acquire are based upon estimated fair value at date of acquisition. When Gas Utility and Electric Utility retire depreciable utility plant and equipment, we charge the original cost, net of removal costs and salvage value, to accumulated depreciation for financial accounting purposes. When our unregulated businesses retire or otherwise dispose of plant and equipment, we remove the cost and accumulated depreciation from the appropriate accounts and any resulting gain or loss is recognized in "other income, net" in the Consolidated Statements of Income. We record depreciation expense for Utilities' plant and equipment on a straight-line method over the estimated average remaining lives of the various classes of its depreciable property. Depreciation expense as a percentage of the related average depreciable base for Gas Utility was 2.3% in 2003, 2.5% in 2002 and 2.6% in 2001. Depreciation expense as a percentage of the related average depreciable base for Electric Utility was 3.0% in each of 2003 and 2002 and 3.3% in 2001. The declines in the Gas Utility and Electric Utility percentages for 2003 and 2002 are the result of changes, effective April 1, 2002, in the estimated remaining useful lives of Gas Utility's and Electric Utility's distribution assets. We compute depreciation expense on plant and equipment associated with our propane operations using the straight-line method over estimated service lives generally ranging from 15 to 40 years for buildings and improvements; 7 to 30 years for storage and customer tanks and cylinders; and 2 to 10 years for vehicles, equipment, and office furniture and fixtures. We compute depreciation expense on plant and equipment associated with our electricity generation assets on a straight-line basis over 25 years. Depreciation expense was $97.1 in 2003, $88.2 in 2002 and $75.7 in 2001.

         Effective October 1, 2000, the Partnership changed its method of accounting for costs to install Partnership-owned tanks at customer locations. Under the new accounting method, all costs to install such tanks, net of amounts billed to customers, are capitalized and amortized over the estimated period of benefit not exceeding ten years. For a detailed description of this change in accounting and its impact on our results, see Note 15.

INTANGIBLE ASSETS. Intangible assets comprise the following at September 30:

                                                 2003       2002
                                                ------     ------
Subject to amortization:
  Customer relationships, noncompete
    agreements and other (a)                    $ 51.1     $ 36.1
  Accumulated amortization                       (16.4)     (10.3)
                                                ------     ------
                                                $ 34.7     $ 25.8
                                                ------     ------
Not subject to amortization:
  Goodwill (a)                                  $578.2     $551.6
  Excess reorganization value                     93.3       93.3
                                                ------     ------
                                                $671.5     $644.9
                                                ------     ------

(a) The increase in the carrying amount of intangible assets during the year ended September 30, 2003 is principally the result of business acquisitions and, with respect to goodwill, foreign currency translation effects.

         We amortize customer relationship and noncompete agreement intangibles over their estimated periods of benefit which do not exceed 15 years. Prior to the adoption of SFAS 142, we amortized goodwill resulting from purchase business combinations on a straight-line basis over 40 years, and excess reorganization value (resulting from Petrolane's July 1993 reorganization under Chapter 11 of the U.S. Bankruptcy Code) on a straight-line basis over 20 years. Amortization expense of intangible assets was $6.1 in 2003 and $4.6 in 2002 including amortization expense associated with customer contracts recorded in cost of sales. Amortization expense of intangible assets in 2001, which includes amortization of goodwill and excess reorganization value prior to the adoption of SFAS 142, was $27.7. Estimated amortization expense of intangible assets during the next five fiscal years is as follows: Fiscal 2004 - $5.4; Fiscal 2005
- $4.6; Fiscal 2006 - $4.1; Fiscal 2007 - $3.5; Fiscal 2008 - $3.1.

         Effective October 1, 2001, we early adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 addresses the financial accounting and reporting for acquired goodwill and other intangible assets and supersedes Accounting Principles Board ("APB") Opinion No. 17, "Intangible Assets." SFAS 142 addresses the financial accounting and reporting for intangible assets acquired individually or with a group of other assets (excluding those acquired in a business combination) at acquisition and also addresses the financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. Under SFAS 142, an intangible asset is amortized over its useful life unless that life is determined to be indefinite. Goodwill, including excess reorganization value, and other intangible assets with indefinite lives are not amortized but are subject to tests for impairment at least annually. In accordance with the provisions of SFAS 142, we ceased the amortization of goodwill and excess reorganization value effective October 1, 2001.

         The following table provides reconciliations of reported and adjusted net income and diluted earnings per share as if SFAS 142 had been adopted as of October 1, 2000. Basic earnings per share is not materially different from diluted earnings per share and, therefore, is not presented:

                                                    Year Ended September 30,
                                                 2003       2002          2001
                                                ------     ------        ------
NET INCOME:
Reported income before accounting changes       $ 98.9     $ 75.5        $ 52.0
Add back goodwill and excess
  reorganization value amortization                  -          -          25.2
Adjust minority interests in AmeriGas Partners       -          -         (10.5)
Adjust income tax expense                            -          -          (0.7)
                                                ------     ------        ------
Adjusted income before accounting changes         98.9       75.5          66.0
Cumulative effect of accounting changes              -          -           4.5
                                                ------     ------        ------
Adjusted net income                             $ 98.9     $ 75.5        $ 70.5
                                                ------     ------        ------
DILUTED EARNINGS PER SHARE:
Reported income before accounting changes       $ 2.29     $ 1.80        $ 1.27
Add back goodwill and excess
  reorganization value amortization                  -          -          0.61
Adjust minority interests in AmeriGas Partners       -          -         (0.25)
Adjust income tax expense                            -          -         (0.02)
                                                ------     ------        ------
Adjusted income per share before accounting
  changes                                         2.29       1.80          1.61
Cumulative effect of accounting changes              -          -          0.11
                                                ------     ------        ------
Adjusted net income per share                   $ 2.29     $ 1.80        $ 1.72
                                                ------     ------        ------

                                              UGI Corporation 2003 Annual Report

         SFAS 142 requires that we perform impairment tests annually or more frequently if events or circumstances indicate that the value of goodwill might be impaired. No provisions for goodwill impairments were recorded during 2003 or 2002.

STOCK-BASED COMPENSATION. As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), we apply the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), in recording compensation expense for grants of stock, stock options, and other equity instruments to employees.

         We use the intrinsic value method prescribed by APB 25 for our stock-based employee compensation plans. We recognized total stock and unit-based compensation expense of $10.4, $5.7 and $2.7 in 2003, 2002 and 2001, respectively. If we had determined stock-based compensation expense under the fair value method prescribed by SFAS 123, net income and basic and diluted earnings per share for 2003, 2002 and 2001 would have been as follows:

                                                       Year Ended September 30,
                                                    2003       2002          2001
                                                   ------     ------        ------
Net income, as reported                            $ 98.9     $ 75.5        $ 56.5
Add: Stock and unit-based employee
      compensation expense included in
      reported net income, net of related
      tax effects                                     6.8        3.7           1.8
Deduct: Total stock and unit-based
      employee compensation expense
      determined under the fair value method
      for all awards, net of related tax effects     (7.6)      (4.7)         (2.6)
                                                   ------     ------        ------
Pro forma net income                               $ 98.1     $ 74.5        $ 55.7
                                                   ------     ------        ------
Basic earnings per share:
      As reported                                  $ 2.34     $ 1.83        $ 1.39
      Pro forma                                    $ 2.32     $ 1.80        $ 1.37
Diluted earnings per share:
      As reported                                  $ 2.29     $ 1.80        $ 1.38
      Pro forma                                    $ 2.27     $ 1.78        $ 1.36
                                                   ------     ------        ------

For a description of our stock-based compensation plans and related disclosures, see Note 9.

DEFERRED DEBT ISSUANCE COSTS. Included in other assets are net deferred debt issuance costs of $15.5 at September 30, 2003 and $14.8 at September 30, 2002. We are amortizing these costs over the term of the related debt.

COMPUTER SOFTWARE COSTS. We include in property, plant and equipment costs associated with computer software we develop or obtain for use in our businesses. We amortize computer software costs on a straight-line basis over expected periods of benefit not exceeding ten years once the installed software is ready for its intended use.

DEFERRED FUEL COSTS. Gas Utility's tariffs contain clauses which permit recovery of certain purchased gas costs through the application of purchased gas cost ("PGC") rates. The clauses provide for periodic adjustments to PGC rates for the difference between the total amount of purchased gas costs collected from customers and the recoverable costs incurred. In accordance with SFAS 71, we defer the difference between amounts recognized in revenues and the applicable gas costs incurred until they are subsequently billed or refunded to customers.

UGI UTILITIES PREFERRED SHARES SUBJECT TO MANDATORY REDEMPTION. Beginning July 1, 2003, the Company accounts for UGI Utilities preferred shares subject to mandatory redemption in accordance with SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" ("SFAS 150"). SFAS 150 establishes guidelines on how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The adoption of SFAS 150 results in the Company presenting UGI Utilities preferred shares subject to mandatory redemption in the liabilities section of the balance sheet, and reflecting dividends paid on these shares as a component of interest expense, for periods presented after June 30, 2003. Because SFAS 150 specifically prohibits the restatement of financial statements prior to its adoption, prior period amounts have not been reclassified.

ENVIRONMENTAL LIABILITIES. We accrue environmental investigation and cleanup costs when it is probable that a liability exists and the amount or range of amounts can be reasonably estimated. Our estimated liability for environmental contamination is reduced to reflect anticipated participation of other responsible parties but is not reduced for possible recovery from insurance carriers. In those instances for which the amount and timing of cash payments associated with environmental investigation and cleanup are reliably determinable, we discount such liabilities to reflect the time value of money. We intend to pursue recovery of any incurred costs through all appropriate means, including regulatory relief. Gas Utility is permitted to amortize as removal costs site-specific environmental investigation and remediation costs, net of related third-party payments, associated with Pennsylvania sites. Gas Utility is currently permitted to include in rates, through future base rate proceedings, a five-year average of such prudently incurred removal costs. At September 30, 2003, the Company's liability for environmental investigation and cleanup costs was not material.

FOREIGN CURRENCY TRANSLATION. Balance sheets of international subsidiaries and investments in international propane joint ventures are translated into U.S. dollars using the exchange rate at the balance sheet date. Income statements and equity method results are translated into U.S. dollars using a weighted-average exchange rate for each reporting period. Where the local currency is the functional currency, translation adjustments are recorded in other comprehensive income. Where the local currency is not the functional currency, translation adjustments are recorded in net income.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Millions of dollars, except per share amounts and where indicated otherwise)

Note 1 continued

COMPREHENSIVE INCOME. Comprehensive income comprises net income and other comprehensive (loss) income. Other comprehensive (loss) income principally results from gains and losses on derivative instruments qualifying as cash flow hedges and foreign currency translation adjustments. The components of accumulated other comprehensive income at September 30, 2002 and 2003 follows:

                                  Derivative      Foreign
                                 Instruments     Currency
                                    Gains       Translation
                                   (Losses)     Adjustments    Total
                                   --------     -----------    -----
Balance - September 30, 2002        $ 3.1          $3.5        $ 6.6
Balance - September 30, 2003        $(4.1)         $8.8        $ 4.7
                                    -----          ----        -----

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS. In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" ("SFAS 148"). SFAS 148 provides alternative methods of transition for an entity that voluntarily changes to a fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), to require more prominent disclosure about the effects on reported net income of stock-based employee compensation. As permitted by SFAS 148 and SFAS 123, the Company expects to continue to account for stock-based compensation in accordance with APB 25, and will continue to provide the prominent disclosures required in its annual and interim financial statements.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"). SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. SFAS 149 (1) clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, (2) clarifies when a derivative contains a financing component, (3) amends the definition of an underlying-rate, price or index to conform it to language used in FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," and (4) amends certain other existing pronouncements. SFAS 149 is not expected to materially change the methods the Company uses to account for and report its derivatives and hedging activities.

         In January 2003, the FASB issued Financial Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which clarifies Accounting Research Bulletin No. 51, "Consolidated Financial Statements." FIN 46 is effective immediately for variable interest entities created or obtained after January 31, 2003. For variable interests created or acquired before February 1, 2003, FIN 46 is effective for the first fiscal or interim period beginning after December 15, 2003. If certain conditions are met, FIN 46 requires the primary beneficiary to consolidate certain variable interest entities in which the other equity investors lack the essential characteristics of a controlling financial interest or their investment at risk is not sufficient to permit the variable interest entity to finance its activities without additional subordinated financial support from other parties. The Company has not created or obtained any variable interest entities after January 31, 2003, and is currently in the process of evaluating the impact of FIN 46, which is not expected to have a material effect on its financial position or results of operations.

NOTE 2 - ACQUISITIONS AND INVESTMENTS

In June 2003, pursuant to an asset purchase agreement between and among Allegheny Energy Supply Company, LLC, Allegheny Energy Supply Conemaugh, LLC ("Allegheny Conemaugh"), UGID, and UGI, UGID acquired an additional 83 megawatt ownership interest in the Conemaugh electricity generation station ("Conemaugh") from Allegheny Conemaugh, a unit of Allegheny Energy, Inc. ("Allegheny"), for $51.3 in cash, subject to a $3.0 credit. Conemaugh is a 1,711-megawatt, coal-fired electricity generation station located near Johnstown, Pennsylvania and is owned by a consortium of energy companies and operated by a unit of Reliant Resources, Inc. under contract. The purchase increased UGID's ownership interest in Conemaugh to 102 megawatts (6.0%) from 19 megawatts (1.1%) previously. Substantially all of the purchase price for the additional interest in Conemaugh is included in property, plant and equipment in the Consolidated Balance Sheet.

         In March 2003, Energy Services acquired the northeastern U.S. gas marketing business of TXU Energy Retail Company, L.P., a subsidiary of TXU Corp. (the "TXU Energy Acquisition") for approximately $10.0 in cash. As a result of the TXU Energy Acquisition, Energy Services assumed the existing sales and supply agreements for approximately one thousand commercial and industrial customers located primarily in New York, Pennsylvania, Ohio and New Jersey.

         During 2003, AmeriGas OLP acquired several retail propane distribution businesses and HVAC acquired a heating, ventilation and air conditioning business for total cash consideration of $28.6. In conjunction with these acquisitions, liabilities of $1.5 were incurred. The operating results of these businesses have been included in our results of operations from their respective dates of acquisition.

         The total purchase price of the TXU Energy Acquisition and the AmeriGas OLP and HVAC acquisitions has been allocated to the assets and liabilities acquired as follows:

Net current assets                                          $ 2.5
Property, plant and equipment                                 6.4
Customer relationships and noncompete agreements
  (estimated useful life of 10 and 5 years, respectively)    17.8
Goodwill (tax deductible)                                    13.5
Other assets and liabilities                                 (0.1)
                                                            -----
Total                                                       $40.1
                                                            -----

         The pro forma effect of these acquisitions was not material to our results of operations.

         On August 21, 2001, AmeriGas Partners, through AmeriGas OLP, acquired the propane distribution businesses of Columbia Energy Group ("Columbia Propane Businesses") in a series of equity and asset purchases pursuant to the terms of the Purchase Agreement dated January 30, 2001, and Amended and Restated August 7, 2001 ("Columbia Purchase Agreement")

                                              UGI Corporation 2003 Annual Report

by and among Columbia Energy Group ("CEG"), Columbia Propane Corporation ("Columbia Propane"), Columbia Propane, L.P. ("CPLP"), CP Holdings, Inc. ("CPH"), AmeriGas Partners, AmeriGas OLP, and the General Partner. The acquired businesses comprised the seventh largest retail marketer of propane in the United States with annual sales of over 300 million gallons from locations in 29 states. The acquired businesses were principally conducted through Columbia Propane and its approximate 99% owned subsidiary, CPLP (referred to after the acquisition as "Eagle OLP"). AmeriGas OLP acquired substantially all of the assets of Columbia Propane, including an indirect 1% general partner interest and an approximate 99% limited partnership interest in Eagle OLP.

         The purchase price of the Columbia Propane Businesses consisted of $201.8 in cash. In addition, AmeriGas OLP agreed to pay CEG for the amount of working capital, as defined, in excess of $23. In April 2002, the Partnership's management and CEG agreed upon the amount of working capital acquired by AmeriGas OLP and AmeriGas OLP made an additional payment for working capital and other adjustments totaling $0.7. The Columbia Purchase Agreement also provided for the purchase by CEG of limited partnership interests in AmeriGas OLP valued at $50 for $50 in cash, which interests were exchanged for 2,356,953 Common Units of AmeriGas Partners having an estimated fair value of $54.4. Concurrently with the acquisition, AmeriGas Partners issued $200 of 8.875% Senior Notes due May 2011, the net proceeds of which were contributed to AmeriGas OLP to finance the acquisition of the Columbia Propane Businesses, to fund related fees and expenses, and to repay debt outstanding under AmeriGas OLP's bank credit agreement. The operating results of the Columbia Propane Businesses are included in our consolidated results from August 21, 2001.

         The following table identifies the components of the purchase price of the Columbia Propane Businesses:

Cash paid                                                                $202.5
Cash received from sale of AmeriGas OLP limited partner interests         (50.0)
Fair value of AmeriGas Partners'  Common Units issued in
  exchange for the AmeriGas OLP limited partner interests                  54.4
Transaction costs and expenses                                              8.2
Involuntary employee termination benefits and relocation costs              2.6
Other liabilities and obligations incurred                                  1.0
                                                                         ------
Total                                                                    $218.7
                                                                         ------

         The purchase price of the Columbia Propane Businesses was allocated to the assets and liabilities acquired as follows:

Net current assets                                                      $  16.7
Property, plant and equipment                                             182.8
Customer relationships and noncompete agreement
      (estimated useful life of 15 and 5 years, respectively)              19.9
Other assets and liabilities                                               (0.7)
                                                                        -------
Total                                                                   $ 218.7
                                                                        -------

         The following table presents unaudited pro forma income statement and diluted per share data for 2001 as if the acquisition of the Columbia Propane Businesses had occurred as of the beginning of that year:

                                                         2001
                                                       --------
Revenues                                               $2,838.3
Income before accounting changes                           50.8
Net income                                                 55.3
Diluted earnings per share:
      Income before accounting changes                     1.24
      Net income                                           1.35
                                                       --------

         The pro forma results of operations reflect the Columbia Propane Businesses' historical operating results after giving effect to adjustments directly attributable to the transaction that are expected to have a continuing impact. They are not adjusted for, among other things, the impact of normal weather conditions, operating synergies and anticipated cost savings. In our opinion, the unaudited pro forma results are not necessarily indicative of the actual results that would have occurred had the acquisition of the Columbia Propane Businesses occurred as of the beginning of the year presented or of future operating results under our management.

         During 2001, in addition to the acquisitions of the Columbia Propane Businesses, Energy Services acquired two energy marketing businesses and the Partnership acquired several small propane distribution businesses for total cash consideration of $5.4. The operating results of these businesses have been included in the consolidated results from their respective dates of acquisition. These transactions did not have a material effect on our results of operations.

         On October 1, 2003, AmeriGas OLP acquired substantially all of the retail propane distribution assets and business of Horizon Propane LLC ("Horizon Propane") for total cash consideration of $31.0. In addition, AmeriGas OLP agreed to pay Horizon for the amount of working capital, as defined in the Asset Purchase Agreement, in excess of $2.6. During its 2003 fiscal year, Horizon Propane sold over 30 million gallons of propane from ninety locations in twelve states.

NOTE 3 - UTILITY REGULATORY MATTERS

GAS UTILITY

GAS RESTRUCTURING ORDER. On June 29, 2000, the PUC issued the Gas Restructuring Order approving Gas Utility's restructuring plan filed by Gas Utility pursuant to the Gas Competition Act. The purpose of the Gas Competition Act, which was signed into law on June 22, 1999, is to provide all natural gas consumers in Pennsylvania with the ability to purchase their gas supplies from the supplier of their choice. Under the Gas Competition Act, local gas distribution companies ("LDCs") like Gas Utility may continue to sell gas to customers, and such sales of gas, as well as distribution services provided by LDCs, continue to be subject to price regulation by the PUC. LDCs serve as the supplier of last resort for all residential and small commercial and industrial customers.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Millions of dollars, except per share amounts and where indicated otherwise)

Note 3 continued

         Among other things, the implementation of the Gas Restructuring Order resulted in an increase in Gas Utility's firm-residential, commercial and industrial ("retail core-market") base rates effective October 1, 2000. This base rate increase was designed to generate approximately $16.7 in additional net annual revenues. In accordance with the Gas Restructuring Order, Gas Utility reduced its retail core-market PGC rates by an annualized amount of $16.7 in the first 14 months following the October 1, 2000 base rate increase.

         Effective December 1, 2001, Gas Utility was required to reduce its retail core-market PGC rates by amounts equal to the margin it receives from interruptible customers using pipeline capacity contracted by Gas Utility for retail core-market customers. As a result, Gas Utility operating results are more sensitive to the effects of heating-season weather and less sensitive to the market prices of alternative fuels.

ELECTRIC UTILITY

ELECTRIC UTILITY RESTRUCTURING ORDER. On June 19, 1998, the PUC entered its Opinion and Order ("Electricity Restructuring Order") in Electric Utility's restructuring proceeding pursuant to the Electricity Choice Act. Under the terms of the Electricity Restructuring Order, Electric Utility was authorized to recover $32.5 in stranded costs over a four-year period beginning January 1, 1999 through a Competitive Transition Charge ("CTC") together with carrying charges on unrecovered balances of 7.94% and to charge unbundled rates for generation, transmission and distribution services. Stranded costs are electric generation-related costs that traditionally would be recoverable in a regulated environment but may not be recoverable in a competitive electric generation market. Under the terms of the Electricity Restructuring Order and in accordance with the Electricity Choice Act, Electric Utility generally could not increase the generation component of prices during the period that stranded costs were being recovered through the CTC. Since January 1, 1999, all of Electric Utility's customers have been permitted to choose an alternative generation supplier.

         The PUC approved a settlement establishing rules for Electric Utility Provider of Last Resort ("POLR") service on March 28, 2002, and a separate settlement that modified these rules on June 13, 2002 (collectively the "POLR Settlement") under which Electric Utility terminated stranded cost recovery through its CTC from commercial and industrial ("C&I") customers on July 31, 2002, and from residential customers on October 31, 2002, and is no longer subject to the statutory generation rate caps as of August 1, 2002 for C&I customers and as of November 1, 2002 for residential customers. Charges for generation service (1) were initially set at a level equal to the rates paid by Electric Utility customers for POLR service under the statutory rate caps; (2) may be raised at certain designated times by up to 5% of the total rate for distribution, transmission and generation through December 2004; and (3) may be set at market rates thereafter. Electric Utility may also offer multiple-year POLR contracts to its customers. The POLR Settlement provides for annual shopping periods during which customers may elect to remain on POLR service or choose an alternate supplier. Customers who do not select an alternate supplier will be obligated to remain on POLR service until the next shopping period. Residential customers who return to POLR service at a time other than during the annual shopping period must remain on POLR service until the date of the second open shopping period after returning. C&I customers who return to POLR service at a time other than during the annual shopping period must remain on POLR service until the next open shopping period, and may, in certain circumstances, be subject to generation rate surcharges. Consistent with the terms of the POLR Settlement, Electric Utility's POLR rates for commercial and industrial customers will increase beginning January 2004, and for residential customers beginning June 2004. Also, Electric Utility has offered and entered into multiple-year POLR contracts with certain of its customers. Additionally, pursuant to the requirements of the Electricity Choice Act, the PUC is currently developing post-rate cap POLR regulations that are expected to further define post-rate cap POLR service obligations and pricing. As of September 30, 2003, less than 1% of Electric Utility's customers have chosen an alternative electricity generation supplier.

FORMATION OF HUNLOCK CREEK ENERGY VENTURES. On December 8, 2000, UGID contributed its coal-fired Hunlock Creek generating station ("Hunlock") and certain related assets having a net book value of approximately $4.2, and $6 in cash, to Energy Ventures, a general partnership jointly owned by us and a subsidiary of Allegheny Energy, Inc. ("Allegheny"). The contribution was recorded at carrying value and no gain was recognized by the Company. Also on December 8, 2000, Allegheny contributed a newly constructed, gas-fired combustion turbine generator to Energy Ventures to be operated at the Hunlock site. Under the terms of our arrangement with Allegheny, each partner is entitled to purchase 50% of the output of the joint venture at cost. Total purchases from Energy Ventures in 2003, 2002 and 2001 were $9.9, $9.8 and $8.0, respectively.

REGULATORY ASSETS AND LIABILITIES

The following regulatory assets and liabilities are included in our accompanying balance sheets at September 30:

                                     2003      2002
                                    ------    -----
Regulatory assets:
   Income taxes recoverable         $ 57.6    $54.7
   Other postretirement benefits       2.2      2.4
   Deferred fuel costs                   -      4.3
   Other                               0.5      0.6
                                    ------    -----
Total regulatory assets             $ 60.3    $62.0
                                    ------    -----
Regulatory liabilities:
   Other postretirement benefits    $  3.8    $ 4.3
   Deferred fuel costs                14.7        -
                                    ------    -----
Total regulatory liabilities        $ 18.5    $ 4.3
                                    ------    -----

         Utilities' regulatory liabilities relating to other postretirement benefits and deferred fuel costs are included in "other noncurrent liabilities" and "other current liabilities," respectively, on the Consolidated Balance Sheets. Utilities does not recover a rate of return on its regulatory assets.

                                              UGI Corporation 2003 Annual Report

NOTE 4 - DEBT

Long-term debt comprises the following at September 30:

                                                                  2003       2002
                                                                --------   --------
AMERIGAS PROPANE:
AmeriGas Partners Senior Notes:
      8.875%, due May 2011 (including unamortized
        premium of $6.4 and $1.6, respectively,
        effective rate - 8.56%)                                 $  366.4   $  241.6
      10%, due April 2006 (less unamortized discount
        of $0.2, effective rate - 10.125%)                          59.8       59.8
      10.125%, due April 2007                                          -       85.0
AmeriGas OLP First Mortgage Notes:
      Series A, 9.34% - 11.71%, due April 2002 through
        April 2009 (including unamortized premium of
        $6.6 and $7.9, respectively, effective rate - 8.91%)       166.6      167.9
      Series B, 10.07%, due April 2002 through April 2005
        (including unamortized premium of $1.1 and $2.3,
        respectively, effective rate - 8.74%)                       81.1      122.3
      Series C, 8.83%, due April 2003 through April 2010            96.3      110.0
      Series D, 7.11%, due March 2009 (including
        unamortized premium of $1.9 and $2.2,
        respectively, effective rate - 6.52%)                       71.9       72.2
      Series E, 8.50%, due July 2010 (including
        unamortized premium of $0.1, effective
        rate - 8.47%)                                               80.1       80.1
Other                                                                5.1        6.9
                                                                --------   --------
Total AmeriGas Propane                                             927.3      945.8
                                                                --------   --------
UGI UTILITIES:
Medium-Term Notes:
      7.25% Notes, due November 2017                                20.0       20.0
      7.17% Notes, due June 2007                                    20.0       20.0
      7.37% Notes, due October 2015                                 22.0       22.0
      6.73% Notes, due October 2002                                    -       26.0
      6.62% Notes, due May 2005                                     20.0       20.0
      7.14% Notes, due December 2005 (including
        unamortized premium of $0.3 and $0.4,
        respectively, effective rate - 6.64%)                       30.3       30.4
      7.14% Notes, due December 2005                                20.0       20.0
      5.53% Notes, due September 2012                               40.0       40.0
      5.37% Notes, due August 2013                                  25.0          -
      6.50% Notes, due August 2033                                  20.0          -
6.50% Senior Notes, due August 2003                                    -       50.0
                                                                --------   --------
Total UGI Utilities                                                217.3      248.4
                                                                --------   --------
OTHER:
FLAGA Acquisition Note, due through
      September 2006                                                68.9       64.3
FLAGA euro special purpose facility                                  4.2       10.8
Other                                                                5.8        6.4
                                                                --------   --------
Total long-term debt                                             1,223.5    1,275.7
Less current maturities (including net unamortized
      premiums of $3.1 and $2.9, respectively)                     (65.0)    (148.7)
                                                                --------   --------
Total long-term debt due after one year                         $1,158.5   $1,127.0
                                                                --------   --------

Scheduled principal repayments of long-term debt due in fiscal years 2004 to 2008 follows:

                         2004      2005      2006     2007      2008
                        -----     -----     ------   -----     -----
AmeriGas Propane        $55.6     $55.5     $114.4   $54.1     $54.1
UGI Utilities               -      20.0       50.0    20.0         -
Other                     6.3      11.9       56.1     1.5       3.1
                        -----     -----     ------   -----     -----
Total                   $61.9     $87.4     $220.5   $75.6     $57.2
                        -----     -----     ------   -----     -----

AMERIGAS PROPANE

AMERIGAS PARTNERS SENIOR NOTES. The 8.875% Senior Notes generally cannot be redeemed at our option prior to May 20, 2006. A redemption premium applies thereafter through May 19, 2009. However, prior to May 20, 2004, AmeriGas Partners may use the proceeds of a public offering of Common Units to redeem up to 33% of the 8.875% Senior Notes at 108.875% plus accrued and unpaid interest. The 10% Senior Notes generally cannot be redeemed at our option prior to their maturity. AmeriGas Partners prepaid $15 of its 10.125% Senior Notes in November 2001 at a redemption price of 103.375% and the remaining $85 of its 10.125% Senior Notes in January 2003 at a redemption price of 102.25%, in each instance, including accrued interest. AmeriGas Partners recognized losses of $3.0 and $0.7 associated with these prepayments which amounts are reflected in "Loss on extinguishments of debt" in the 2003 and 2002 Consolidated Statements of Income, respectively. AmeriGas Partners may, under certain circumstances following the disposition of assets or a change of control, be required to offer to prepay its Senior Notes.

AMERIGAS OLP FIRST MORTGAGE NOTES. AmeriGas OLP's First Mortgage Notes are collateralized by substantially all of its assets. The General Partner and Petrolane are co-obligors of the Series A, B, and C First Mortgage Notes, and the General Partner is co-obligor of the Series D and E First Mortgage Notes. AmeriGas OLP may prepay the First Mortgage Notes, in whole or in part. These prepayments include a make whole premium. Following the disposition of assets or a change of control, AmeriGas OLP may be required to offer to prepay the First Mortgage Notes, in whole or in part.

AMERIGAS OLP CREDIT AGREEMENT. AmeriGas OLP's Credit Agreement ("Credit Agreement") consists of (1) a Revolving Credit Facility and (2) an Acquisition Facility. AmeriGas OLP's obligations under the Credit Agreement are collateralized by substantially all of its assets. The General Partner and Petrolane are guarantors of amounts outstanding under the Credit Agreement.

         Under the Revolving Credit Facility, AmeriGas OLP may borrow up to $100 (including a $100 sublimit for letters of credit) subject to restrictions in the AmeriGas Partners Senior Notes indentures (see "Restrictive Covenants" below). The Revolving Credit Facility may be used for working capital and general purposes of AmeriGas OLP. The Revolving Credit Facility expires on October 15, 2006, but may be extended for additional one-year periods with the consent of the participating banks representing at least 80% of the commitments thereunder. There were no borrowings outstanding under AmeriGas OLP's Revolving Credit Facility at September 30, 2003. AmeriGas OLP had borrowings under the Revolving Credit Facility totaling $10

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Millions of dollars, except per share amounts and where indicated otherwise)

Note 4 Continued

at September 30, 2002, which we classify as bank loans. Issued and outstanding letters of credit, which reduce available borrowings under the Revolving Credit Facility, totaled $33.4 and $19.8 at September 30, 2003 and 2002, respectively.

         The Acquisition Facility provides AmeriGas OLP with the ability to borrow up to $75 to finance the purchase of propane businesses or propane business assets or, to the extent it is not so used, may be used for working capital and general purposes. The Acquisition Facility operates as a revolving facility through October 15, 2006, at which time amounts then outstanding will be immediately due and payable. There were no amounts outstanding under the Acquisition Facility at September 30, 2003 and 2002.

         The Revolving Credit Facility and the Acquisition Facility permit AmeriGas OLP to borrow at prevailing interest rates, including the base rate, defined as the higher of the Federal Funds rate plus 0.50% or the agent bank's prime rate (4.00% at September 30, 2003), or at a two-week, one-, two-, three-, or six-month Eurodollar Rate, as defined in the Credit Agreement, plus a margin. The margin on Eurodollar Rate borrowings (which ranges from 1.00% to 2.25%), and the Credit Agreement facility fee rate (which ranges from 0.25% to 0.50%) are dependent upon AmeriGas OLP's ratio of funded debt to earnings before interest expense, income taxes, depreciation and amortization ("EBITDA"), each as defined in the Credit Agreement.

GENERAL PARTNER FACILITY. AmeriGas OLP also has a revolving credit agreement with the General Partner under which it may borrow up to $20 for working capital and general purposes. This agreement is coterminous with, and generally comparable to, AmeriGas OLP's Revolving Credit Facility except that borrowings under the General Partner Facility are unsecured and subordinated to all senior debt of AmeriGas OLP. Interest rates on borrowings are based upon one-month offshore interbank offering rates. Facility fees are determined in the same manner as fees under the Revolving Credit Facility. UGI has agreed to contribute up to $20 to the General Partner to fund such borrowings.

RESTRICTIVE COVENANTS. The Senior Notes of AmeriGas Partners restrict the ability of the Partnership to, among other things, incur additional indebtedness, make investments, incur liens, issue preferred interests, prepay subordinated indebtedness, and effect mergers, consolidations and sales of assets. Under the Senior Notes indentures, AmeriGas Partners is generally permitted to make cash distributions equal to available cash, as defined, as of the end of the immediately preceding quarter, if certain conditions are met. These conditions include:

         1. no event of default exists or would exist upon making such distributions and

         2. the Partnership's consolidated fixed charge coverage ratio, as defined, is greater than 1.75-to-1.

         If the ratio in item 2 above is less than or equal to 1.75-to-1, the Partnership may make cash distributions in a total amount not to exceed $24 less the total amount of distributions made during the immediately preceding 16 fiscal quarters. At September 30, 2003, such ratio was 2.79-to-1.

         The Credit Agreement and the First Mortgage Notes restrict the incurrence of additional indebtedness and also restrict certain liens, guarantees, investments, loans and advances, payments, mergers, consolidations, asset transfers, transactions with affiliates, sales of assets, acquisitions and other transactions. The Credit Agreement and First Mortgage Notes require the ratio of total indebtedness, as defined, to EBITDA, as defined (calculated on a rolling four-quarter basis or eight-quarter basis divided by two), to be less than or equal to 4.75-to-1 with respect to the Credit Agreement and 5.25-to-1 with respect to the First Mortgage Notes. In addition, the Credit Agreement requires that AmeriGas OLP maintain a ratio of EBITDA to interest expense, as defined, of at least 2.25-to-1 on a rolling four-quarter basis. Generally, as long as no default exists or would result, AmeriGas OLP is permitted to make cash distributions not more frequently than quarterly in an amount not to exceed available cash, as defined, for the immediately preceding calendar quarter. At September 30, 2003, the Partnership was in compliance with its financial covenants.

UGI UTILITIES

REVOLVING CREDIT AGREEMENTS. At September 30, 2003, UGI Utilities had revolving credit agreements with five banks providing for borrowings of up to $107. These agreements are currently scheduled to expire in June 2005 and 2006. UGI Utilities may borrow at various prevailing interest rates, including LIBOR and the banks' prime rate. UGI Utilities pays quarterly commitment fees on these credit lines. UGI Utilities had revolving credit agreement borrowings totaling $40.7 at September 30, 2003 and $37.2 at September 30, 2002, which we classify as bank loans. The weighted-average interest rates on UGI Utilities bank loans were 1.63% at September 30, 2003 and 2.35% at September 30, 2002.

RESTRICTIVE COVENANTS. UGI Utilities' credit agreements have restrictions on such items as total debt, debt service, and payments for investments. They also require consolidated tangible net worth of at least $125. At September 30, 2003, UGI Utilities was in compliance with these financial covenants.

OTHER

At September 30, 2003, FLAGA's multi-currency acquisition note ("Acquisition Note") consisted of $9.9 of U.S. dollar denominated obligations and 50.6 million of euro-denominated obligations. The U.S. dollar denominated obligations under the Acquisition Note bear interest at fixed rates ranging from 5.14% to 5.92% while the eurodollar obligations bear interest at a rate of 1.25% over one- to twelve-month euribor rates (as chosen by FLAGA from time to time). The effective interest rates on the Acquisition Note at September 30, 2003 and September 30, 2002 were 4.00% and 4.86%, respectively. FLAGA may prepay the Acquisition Note, in whole or in part. Prior to March 11, 2005, such prepayments shall be at a premium.

                                              UGI Corporation 2003 Annual Report

         At September 30, 2003, FLAGA has a 15 million euro working capital loan commitment from a European bank. The working capital facility expires in November 2004, but may be extended with the bank's consent. Loans under the working capital facility, as well as borrowings under FLAGA's special purpose facility, bear interest at market rates. The weighted-average interest rates on FLAGA's working capital facility were 3.40% at September 30, 2003 and 4.40% at September 30, 2002. Borrowings under the working capital facility at September 30, 2003 and 2002 totaled 13.6 million euro ($15.9 U.S. dollar equivalent) and
8.7 million euro ($8.6 U.S. dollar equivalent), respectively, and are classified as bank loans.

         The FLAGA Acquisition Note, special purpose facility and working capital facility are subject to guarantees of UGI. In addition, under certain conditions regarding changes in the credit rating of UGI Utilities' long-term debt, the lending bank may require UGI to grant additional security or may accelerate repayment of the debt.

NOTE 5 - INCOME TAXES

Income (loss) before income taxes comprises the following:

                                              2003     2002     2001
---------------------------------------------------------------------
Domestic                                     $157.1   $117.2   $103.0
Foreign                                         3.7      6.8     (4.0)
---------------------------------------------------------------------
Total income before income taxes             $160.8   $124.0   $ 99.0
---------------------------------------------------------------------

The provisions for income taxes consist of the following:

                                              2003     2002     2001
---------------------------------------------------------------------
Current expense:
   Federal                                   $ 48.1   $ 26.5   $ 39.2
   State                                       15.4      9.3     11.7
   Foreign                                        -      0.1        -
---------------------------------------------------------------------
   Total current expense                       63.5     35.9     50.9
Deferred (benefit) expense:
   Federal                                      2.3     11.8     (2.9)
   State                                       (3.6)    (0.4)    (1.2)
   Foreign                                     (1.1)       -     (1.0)
   Investment tax credit amortization          (0.4)    (0.4)    (0.4)
---------------------------------------------------------------------
   Total deferred (benefit) expense            (2.8)    11.0     (5.5)
---------------------------------------------------------------------
Total income tax expense                     $ 60.7   $ 46.9   $ 45.4
---------------------------------------------------------------------

         A reconciliation from the statutory federal tax rate to our effective tax rate is as follows:

                                              2003     2002     2001
---------------------------------------------------------------------
Statutory federal tax rate                     35.0%    35.0%    35.0%
Difference in tax rate due to:
   State income taxes, net of federal           4.6      5.3      7.3
   Goodwill amortization                          -        -      4.4
Other, net                                     (1.8)    (2.5)    (0.8)
---------------------------------------------------------------------
Effective tax rate                             37.8%    37.8%    45.9%
---------------------------------------------------------------------

         Deferred tax liabilities (assets) comprise the following at September
30:

                                                       2003      2002
----------------------------------------------------------------------
Excess book basis over tax basis of property, plant
   and equipment                                      $224.3    $199.2
Utility regulatory assets                               25.0      25.7
Pension plan asset                                      11.0      10.5
Other                                                   16.7      15.0
----------------------------------------------------------------------
Gross deferred tax liabilities                         277.0     250.4
----------------------------------------------------------------------
Self-insured property and casualty liability            (9.9)     (9.0)
Employee-related benefits                              (20.6)    (16.2)
Premium on long-term debt                               (3.0)     (2.5)
Deferred investment tax credits                         (3.3)     (3.5)
Utility regulatory liabilities                          (7.7)     (1.8)
Operating loss carryforwards                           (17.0)    (13.3)
Allowance for doubtful accounts                         (3.9)     (2.4)
Other                                                  (13.7)    (13.8)
----------------------------------------------------------------------
Gross deferred tax assets                              (79.1)    (62.5)
----------------------------------------------------------------------
Deferred tax assets valuation allowance                  1.7       1.9
----------------------------------------------------------------------
Net deferred tax liabilities                          $199.6    $189.8
----------------------------------------------------------------------

         Deferred income taxes of approximately $4.4 have not been provided on the excess of book basis over tax basis of our equity investment in AGZ Holdings, the parent company of Antargaz, because the Company's intent is to reinvest all equity earnings.

         UGI Utilities had recorded deferred tax liabilities of approximately $37.0 as of September 30, 2003 and $35.5 as of September 30, 2002, pertaining to utility temporary differences, principally a result of accelerated tax depreciation for state income tax purposes, the tax benefits of which previously were or will be flowed through to ratepayers. These deferred tax liabilities have been reduced by deferred tax assets of $3.3 at September 30, 2003 and $3.5 at September 30, 2002, pertaining to utility deferred investment tax credits. UGI Utilities had recorded regulatory income tax assets related to these net deferred taxes of $57.6 as of September 30, 2003 and $54.7 as of September 30, 2002. These regulatory income tax assets represent future revenues expected to be recovered through the ratemaking process. We will recognize this regulatory income tax asset in deferred tax expense as the corresponding temporary differences reverse and additional income taxes are incurred.

         Foreign net operating loss carryforwards of FLAGA totaled approximately $44.5 of which $7.9 expires through 2010 and $36.6 of which has no expiration date. At September 30, 2003, deferred tax assets relating to operating loss carryforwards include those of FLAGA and $2.1 of deferred tax assets associated with state net operating loss carryforwards expiring through 2023. Substantially all of our deferred tax valuation allowances relate to state operating loss carryforwards.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Millions of dollars, except per share amounts and where indicated otherwise)

NOTE 6 - EMPLOYEE RETIREMENT PLANS

DEFINED BENEFIT PENSION AND OTHER POSTRETIREMENT PLANS. We sponsor a defined benefit pension plan ("UGI Utilities Pension Plan") for employees of UGI, UGI Utilities, and certain of UGI's other wholly owned subsidiaries. In addition, we provide postretirement health care benefits to certain retirees and a limited number of active employees meeting certain age and service requirements, and postretirement life insurance benefits to nearly all domestic active and retired employees.

      The following provides a reconciliation of projected benefit obligations, plan assets, and funded status of these plans as of September 30:

                                            Pension           Other Postretirement
                                            Benefits               Benefits
                                        -----------------     --------------------
                                         2003       2002       2003          2002
----------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATIONS:
    Benefit obligations -
        beginning of year               $190.9     $165.2     $ 27.3        $ 21.3
    Service cost                           4.5        3.6        0.2           0.1
    Interest cost                         13.0       12.5        1.8           1.7
    Plan amendments                          -        0.4          -             -
    Actuarial loss                        10.5       18.6        1.1           5.8
    Benefits paid                         (9.4)      (9.4)      (1.6)         (1.6)
----------------------------------------------------------------------------------
    Benefit obligations - end of year   $209.5     $190.9     $ 28.8        $ 27.3
----------------------------------------------------------------------------------
CHANGE IN PLAN ASSETS:
    Fair value of plan assets -
        beginning of year               $166.1     $183.7     $  7.8        $  7.0
    Actual return on plan assets          27.2       (8.3)       0.2           0.1
    Employer contributions                   -          -        2.6           2.3
    Benefits paid                         (9.4)      (9.3)      (1.6)         (1.6)
----------------------------------------------------------------------------------
    Fair value of plan assets -
        end of year                     $183.9     $166.1     $  9.0        $  7.8
----------------------------------------------------------------------------------
Funded status of the plans              $(25.6)    $(24.8)    $(19.8)       $(19.5)
Unrecognized net actuarial loss           51.2       50.2        5.9           4.7
Unrecognized prior service cost            2.4        3.0          -             -
Unrecognized net transition (asset)
    obligation                            (1.4)      (3.0)       7.7           8.7
----------------------------------------------------------------------------------
Prepaid (accrued) benefit cost -
    end of year                         $ 26.6     $ 25.4     $ (6.2)       $ (6.1)
----------------------------------------------------------------------------------
ASSUMPTIONS AS OF SEPTEMBER 30:
Discount rate                              6.2%       6.8%       6.2%          6.8%
Expected return on plan assets             9.0%       9.5%       6.0%          6.0%
Rate of increase in salary levels          4.0%       4.5%       4.0%          4.5%
----------------------------------------------------------------------------------

         Net pension income is determined using assumptions as of the beginning of each year. Funded status is determined using assumptions as of the end of each year.

         Net periodic pension income and other postretirement benefit costs include the following components:

                                          Pension                 Other Postretirement
                                          Benefits                      Benefits
                                 --------------------------    --------------------------
                                  2003      2002      2001      2003      2002      2001
-----------------------------------------------------------------------------------------
Service cost                     $  4.5    $  3.6    $  3.1    $  0.2    $  0.1    $  0.1
Interest cost                      13.0      12.5      12.1       1.8       1.7       1.6
Expected return on assets         (17.9)    (19.1)    (18.9)     (0.4)     (0.3)     (0.3)
Amortization of:
    Transition (asset)
        obligation                 (1.6)     (1.6)     (1.6)      0.9       0.9       0.9
    Prior service cost              0.6       0.6       0.6         -         -         -
    Actuarial (gain) loss           0.3         -      (1.2)      0.1      (0.1)     (0.1)
-----------------------------------------------------------------------------------------
Net benefit cost (income)          (1.1)     (4.0)     (5.9)      2.6       2.3       2.2
Change in regulatory
    assets and liabilities            -         -         -       1.0       1.2       1.4
-----------------------------------------------------------------------------------------
Net expense (income)             $ (1.1)   $ (4.0)   $ (5.9)   $  3.6    $  3.5    $  3.6
-----------------------------------------------------------------------------------------

         UGI Utilities Pension Plan assets are held in trust and consist principally of equity and fixed income mutual funds and a commingled bond fund. UGI Common Stock comprised approximately 7% of trust assets at September 30, 2003. Although the UGI Utilities Pension Plan projected benefit obligations exceeded plan assets at September 30, 2003 and 2002, plan assets exceeded accumulated benefit obligations by $7.3 and $7.2, respectively.

         Pursuant to orders issued by the PUC, UGI Utilities has established a Voluntary Employees' Beneficiary Association ("VEBA") trust to pay retiree health care and life insurance benefits and to fund the UGI Utilities' postretirement benefit liability. UGI Utilities is required to fund its postretirement benefit obligations by depositing into the VEBA the annual amount of postretirement benefits costs determined under SFAS No. 106, "Employers Accounting for Postretirement Benefits Other than Pensions." The difference between such amounts and amounts included in UGI Utilities' rates is deferred for future recovery from, or refund to, ratepayers. VEBA investments consist principally of equity and fixed income mutual funds.

         The assumed health care cost trend rates are 11.0% for fiscal 2004, decreasing to 5.5% in fiscal 2010. A one percentage point change in the assumed health care cost trend rate would change the 2003 postretirement benefit cost and obligation as follows:

                                               1% Increase   1% Decrease
-------------------------------------------------------------------------
Effect on total service and interest costs     $       0.1   $       (0.1)
Effect on postretirement benefit obligation    $       1.6   $       (1.4)
-------------------------------------------------------------------------

         We also sponsor unfunded retirement benefit plans for certain key employees. At September 30, 2003 and 2002, the projected benefit obligations of these plans were $11.9 and $7.9, respectively. We recorded expense for these plans of $1.9 in 2003, $1.4 in 2002 and $1.2 in 2001.

                                              UGI Corporation 2003 Annual Report

DEFINED CONTRIBUTION PLANS. We sponsor 401(k) savings plans for eligible employees of UGI, UGI Utilities, AmeriGas Propane, HVAC and certain of UGI's other wholly owned domestic subsidiaries. Generally, participants in these plans may contribute a portion of their compensation on either a before-tax basis, or on both a before-tax and after-tax basis. These plans also provide for either mandatory or discretionary employer matching contributions at various rates. The cost of benefits under the savings plans totaled $7.3 in 2003, $4.5 in 2002 and $6.2 in 2001.

NOTE 7 - INVENTORIES

Inventories comprise the following at September 30:

                                                2003     2002
--------------------------------------------------------------
Propane gas                                    $ 53.8   $ 40.4
Utility fuel and gases                           54.6     36.6
Materials, supplies and other                    28.2     32.2
--------------------------------------------------------------
Total inventories                              $136.6   $109.2
--------------------------------------------------------------

NOTE 8 - SERIES PREFERRED STOCK

         The UGI Series Preferred Stock, including both series subject to and series not subject to mandatory redemption, has 5,000,000 shares authorized for issuance. We had no shares of UGI Series Preferred Stock outstanding at September 30, 2003 or 2002.

         UGI Utilities Series Preferred Stock, including both series subject to and series not subject to mandatory redemption, has 2,000,000 shares authorized for issuance. The holders of shares of UGI Utilities Series Preferred Stock have the right to elect a majority of UGI Utilities' Board of Directors (without cumulative voting) if dividend payments on any series are in arrears in an amount equal to four quarterly dividends. This election right continues until the arrearage has been cured. We have paid cash dividends at the specified annual rates on all outstanding UGI Utilities Series Preferred Stock.

         At September 30, 2003 and 2002, UGI Utilities had outstanding 200,000 shares of $7.75 Series cumulative preferred stock. UGI Utilities is required to establish a sinking fund to redeem on October 1 in each year, commencing October 1, 2004, 10,000 shares of its $7.75 Series at a price of $100 per share. The $7.75 Series is redeemable, in whole or in part, at the option of UGI Utilities on or after October 1, 2004, at a price of $100 per share. All outstanding shares of $7.75 Series are subject to mandatory redemption on October 1, 2009, at a price of $100 per share.

NOTE 9 - COMMON STOCK AND INCENTIVE STOCK
AWARD PLANS

Common Stock share activity for 2001, 2002 and 2003 follows:

                                     Issued        Treasury      Outstanding
-----------------------------------------------------------------------------
Balance September 30, 2000          49,798,097     (9,307,533)     40,490,564
Issued:
    Employee and director plans              -        361,559         361,559
    Dividend reinvestment plan               -        148,218         148,218
Reacquired                                   -        (55,745)        (55,745)
-----------------------------------------------------------------------------
Balance September 30, 2001          49,798,097     (8,853,501)     40,944,596
Issued:
    Employee and director plans              -        482,794         482,794
    Dividend reinvestment plan               -        130,593         130,593
Reacquired                                   -         (5,388)         (5,388)
-----------------------------------------------------------------------------
Balance September 30, 2002          49,798,097     (8,245,502)     41,552,595
Issued:
    Employee and director plans              -      1,050,921       1,050,921
    Dividend reinvestment plan               -         97,665          97,665
Reacquired                                   -         (1,823)         (1,823)
-----------------------------------------------------------------------------
Balance September 30, 2003          49,798,097     (7,098,739)     42,699,358
-----------------------------------------------------------------------------

STOCK OPTION AND INCENTIVE PLANS. Under UGI's current employee stock option and incentive plans, we may grant options to acquire shares of Common Stock, or issue awards of restricted stock, to key employees. The exercise price for options granted under these plans may not be less than the fair market value on the grant date. Grants of stock options or awards of restricted stock under these plans may vest immediately or ratably over a period of years, and stock options generally can be exercised no later than ten years from the grant date.

         Under the 2000 Stock Incentive Plan ("2000 Incentive Plan"), awards representing up to 1,650,000 shares of Common Stock may be granted in connection with stock options and awards of restricted stock. However, awards representing no more than 750,000 shares of restricted stock may be issued. In addition, the 2000 Incentive Plan provides that both option grants and restricted stock awards may provide for the crediting of Common Stock dividend equivalents to participants' accounts. Dividend equivalents will be paid in cash, and such payments may, at the participants' request, be deferred. Awards of restricted stock may be settled, at the option of the Company, in shares of Common Stock, cash, or a combination of Common Stock and cash. The actual number of shares (or their cash equivalent) ultimately issued, and the actual amount of dividend equivalents paid, is dependent upon the achievement of objective performance goals. During 2003, 2002 and 2001, the Company made restricted stock awards representing 81,750, 254,250, and 166,013 shares, respectively. At September 30, 2003, awards representing 458,813 shares of restricted stock were outstanding. In addition to the 2000 Incentive Plan, at September 30, 2003, there remained available for grant options to acquire 17,791 shares of Common Stock

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Millions of dollars, except per share amounts and where indicated otherwise)

Note 9 continued

under the 1997 Stock Option and Dividend Equivalent Plan ("1997 SODEP Plan"). In addition to the 2000 Incentive Plan and the 1997 SODEP Plan, we have non-qualified stock option plans under which we may grant options to acquire shares of Common Stock to key employees other than executive officers of UGI.

         In addition to these employee incentive plans, UGI may grant options to acquire up to a total of 300,000 shares of Common Stock to each of UGI's nonemployee Directors. No Director may be granted options to acquire more than 15,000 shares of Common Stock in any calendar year, and the exercise price may not be less than the fair market value of the Common Stock on the grant date. Generally, all options will be fully vested on the grant date.

         Stock option transactions under all of our plans for 2001, 2002, and 2003 follow:

                                             Shares      Average Option Price
-----------------------------------------------------------------------------
Shares under option - September 30, 2000    2,825,466         $ 14.121
-----------------------------------------------------------------------------
Granted                                        50,400           17.250
Exercised                                    (304,009)          13.871
Forfeited                                     (18,500)          13.885
-----------------------------------------------------------------------------
Shares under option - September 30, 2001    2,553,357           14.214
-----------------------------------------------------------------------------
Granted                                       714,375           20.470
Exercised                                    (437,967)          14.019
-----------------------------------------------------------------------------
Shares under option - September 30, 2002    2,829,765           15.857
-----------------------------------------------------------------------------
Granted                                       694,500           25.179
Exercised                                    (997,526)          14.681
Forfeited                                     (44,250)          22.725
-----------------------------------------------------------------------------
Shares under option - September 30, 2003    2,482,489           18.818
-----------------------------------------------------------------------------
Options exercisable 2001                    1,651,356           14.533
Options exercisable 2002                    1,706,889           14.515
Options exercisable 2003                    1,428,987           15.454
-----------------------------------------------------------------------------

         The following table presents additional information relating to stock options outstanding and exercisable at September 30, 2003:

                                                Range of exercise prices
                                                ------------------------
                                                $    13.58 -      $20.41 -
                                                $    20.40      $  25.61
------------------------------------------------------------------------
Options outstanding at September 30, 2003:
     Number of options                           1,754,114       728,375
     Weighted average remaining
         contractual life (in years)                  6.67          9.21
     Weighted average exercise price            $    16.24      $  24.88

Options exercisable at September 30, 2003:
     Number of options                           1,370,612        58,375
     Weighted average exercise price            $    15.08      $  24.27
------------------------------------------------------------------------

         At September 30, 2003, 1,043,951 shares of Common Stock were available for future option grants or restricted stock awards under all of our stock option and incentive plans.

OTHER STOCK-BASED COMPENSATION PLANS AND AWARDS. Under the AmeriGas Propane, Inc. 2000 Long-Term Incentive Plan ("2000 Propane Plan"), the General Partner may grant to key employees the right to receive a total of 500,000 AmeriGas Partners Common Units, or cash equivalent to the fair market value of such Common Units, upon the achievement of performance goals. In addition, the 2000 Propane Plan may provide for the crediting of Partnership distribution equivalents to participants' accounts. Distribution equivalents will be paid in cash and such payments may, at the participants' request, be deferred. The actual number of Common Units (or their cash equivalent) ultimately issued, and the actual amount of distribution equivalents paid, is dependent upon the achievement of performance goals. Generally, each grant, unless paid, will terminate when the participant ceases to be employed by the General Partner.
We also have a nonexecutive Common Unit plan under which the General Partner may grant awards of up to a total of 200,000 Common Units to key employees who do not participate in the 2000 Propane Plan. Generally, awards under the nonexecutive plan vest at the end of a three-year period and will be paid in Common Units and cash. The General Partner made awards under the 2000 Propane Plan and the nonexecutive plan representing 112,500, 43,250 and 66,075 Common Units in 2003, 2002 and 2001, respectively. At September 30, 2003 and 2002, awards representing 209,336 and 105,825 Common Units, respectively, were outstanding.

         Under the 1997 UGI Corporation Directors' Equity Compensation Plan ("1997 Directors' Plan"), we make annual awards to our nonemployee Directors of
(1) "Units," each representing an interest equivalent to one share of Common Stock, and (2) Common Stock for a portion of their annual retainer. Through December 31, 2002, Directors could have elected to receive the cash portion of their retainer fee and all or a portion of their meeting fees in the form of Units. The 1997 Directors' Plan also provides for the crediting of dividend equivalents in the form of additional Units. Units and dividend equivalents are fully vested when credited to a Director's account and will be converted to shares of Common Stock and paid upon retirement or termination of service. Units issued relating to annual awards and deferred compensation totaled 7,218, 14,174 and 17,334 in 2003, 2002 and 2001, respectively. At September 30, 2003 and 2002, there were 106,069 and 94,778 Units, respectively, outstanding.

FAIR VALUE INFORMATION. The per share weighted-average fair value of stock options granted under our option plans was $2.60 in 2003, $3.27 in 2002 and $2.90 in 2001. These amounts were determined using the Black-Scholes option pricing model, which values options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, expected dividend payments, and the risk-free interest rate over the expected life of the option.

         The assumptions we used for option grants during 2003, 2002 and 2001 are as follows:

                            2003        2002        2001
----------------------------------------------------------
Expected life of option    6 years     6 years     6 years
Expected volatility           21.6%       28.8%       29.1%
Expected dividend yield        6.1%        6.7%        6.6%
Risk free interest rate        3.1%        4.7%        5.0%
----------------------------------------------------------

                                              UGI Corporation 2003 Annual Report

STOCK OWNERSHIP POLICY. Under the terms of our Stock Ownership Policy, executives and certain key employees are required to own UGI Common Stock having a fair value equal to approximately 40% to 450% of their base salaries. Prior to the enactment of the Sarbanes-Oxley Act of 2002, we offered full recourse, interest-bearing loans to employees in order to assist them in meeting the ownership requirements. Each loan may not exceed ten years and is collateralized by the Common Stock purchased. At September 30, 2003 and 2002, loans out-standing totaled $0.4 and $3.5, respectively. The Company is not currently offering loans under this program.

NOTE 10 - PREFERENCE STOCK PURCHASE RIGHTS

Holders of our Common Stock own one-third of one right (as described below) for each outstanding share of Common Stock. The rights expire in 2006. Each right entitles the holder to purchase one one-hundredth of a share of First Series Preference Stock, without par value, at an exercise price of $120 per one one-hundredth of a share or, under the circumstances summarized below, to purchase the Common Stock described in the following paragraph. The rights are exercisable only if a person or group, other than certain underwriters:

         1. acquires 20% or more of our Common Stock ("Acquiring Person") or

         2. announces or commences a tender offer for 30% or more of our Common Stock.

         We are entitled to redeem the rights at five cents per right at any time before the earlier of:

         1.       the expiration of the rights in April 2006 or

         2. ten days after a person or group has acquired 20% of our Common Stock if a majority of continuing Directors concur and, in certain circumstances, thereafter.

         Each holder of a right, other than an Acquiring Person, is entitled to purchase, at the exercise price of the right, Common Stock having a market value of twice the exercise price of the right if:

         1. an Acquiring Person merges with UGI or engages in certain other transactions with us or

         2.       a person acquires 40% or more of our Common Stock.

         In addition, if, after UGI (or an Acquiring Person) publicly announces that an Acquiring Person has become such, UGI engages in a merger or other business combination transaction in which:

         1.       we are not the surviving corporation, or

         2. we are the surviving corporation, but our Common Stock is changed or exchanged, or

         3. 50% or more of our assets or earning power is sold or transferred, then each holder of a right is entitled to pur-chase, at the exercise price of the right, common stock of the acquiring company having a market value of twice the exercise price of the right.

         The rights have no voting or dividend rights and, until exercisable, have no dilutive effect on our earnings.

NOTE 11 - PARTNERSHIP DISTRIBUTIONS

The Partnership makes distributions to its partners approximately 45 days after the end of each fiscal quarter in a total amount equal to its Available Cash for such quarter. Available Cash generally means:

         1.       all cash on hand at the end of such quarter,

         2. plus all additional cash on hand as of the date of determination resulting from borrowings after the end of such quarter,

         3. less the amount of cash reserves established by the General Partner in its reasonable discretion.

         The General Partner may establish reserves for the proper conduct of the Partnership's business and for distributions during the next four quarters. In addition, certain of the Partnership's debt agreements require reserves be established for the payment of debt principal and interest.

         Distributions of Available Cash are made 98% to limited partners and 2% to the General Partner. The Partnership may pay an incentive distribution if Available Cash exceeds the Minimum Quarterly Distribution of $0.55 ("MQD") on all units.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

We lease various buildings and other facilities and transportation, computer, and office equipment under operating leases. Certain of our leases contain renewal and purchase options and also contain step rent provisions. Our aggregate rental expense for such leases was $47.4 in 2003, $46.5 in 2002 and $38.4 in 2001.

         Minimum future payments under operating leases that have initial or remaining noncancelable terms in excess of one year are as follows:

                                                                     After
                         2004     2005     2006     2007     2008     2008
---------------------------------------------------------------------------
AmeriGas Propane        $ 35.7   $ 30.7   $ 25.7   $ 21.3   $ 17.9   $ 39.6
UGI Utilities              2.9      2.4      2.1      1.8      1.0      3.2
International Propane
  and other                1.5      1.2      0.9      0.7      0.6      0.1
---------------------------------------------------------------------------
Total                   $ 40.1   $ 34.3   $ 28.7   $ 23.8   $ 19.5   $ 42.9
---------------------------------------------------------------------------

         Gas Utility has gas supply agreements with producers and marketers with terms not exceeding one year. Gas Utility also has agreements for firm pipeline transportation and storage capacity, which Gas Utility may terminate at various dates through 2016. Gas Utility's costs associated with transportation and storage capacity agreements are included in its annual PGC filing with the PUC and are recoverable through PGC rates. In addition, Gas Utility has short-term gas supply agreements which permit it to purchase certain of its gas supply needs on a firm or interruptible basis at spot-market prices.

         Electric Utility purchases its capacity requirements and electric energy needs under contracts with various suppliers and on the spot market. Contracts with producers for capacity and energy needs expire at various dates through 2008.

         Energy Services enters into fixed price contracts with suppliers to purchase natural gas to meet its sales commitments. Generally, these contracts have terms of less than two years.

         The Partnership enters into fixed price contracts to purchase a portion of its supply requirements. These contracts generally have terms of less than one year.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Millions of dollars, except per share amounts and where indicated otherwise)

Note 12 continued

         The following table presents contractual obligations under Gas Utility, Electric Utility, Energy Services and AmeriGas Propane supply, storage and service contracts existing at September 30, 2003:

                                                                              After
                                  2004     2005     2006     2007     2008     2008
------------------------------------------------------------------------------------
Gas Utility and Electric
       Utility supply, storage
       and service contracts     $157.1   $ 87.9   $ 48.1   $ 25.1   $ 14.7   $ 74.0
Energy Services
       supply contracts           435.3     65.6      8.1      1.4        -        -
AmeriGas Propane
       supply contracts            16.7        -        -        -        -        -
------------------------------------------------------------------------------------
Total                            $609.1   $153.5   $ 56.2   $ 26.5   $ 14.7   $ 74.0
------------------------------------------------------------------------------------

         The Partnership also enters into contracts to purchase propane to meet additional supply requirements. Generally, these contracts are one- to three-year agreements subject to annual review and call for payment based on either fixed prices or market prices at date of delivery.

         The Partnership has succeeded to certain lease guarantee obligations of Petrolane relating to Petrolane's divestiture of non-propane operations before its 1989 acquisition by QFB Partners. Future lease payments under these leases total approximately $15 at September 30, 2003. The leases expire through 2010 and some of them are currently in default. The Partnership has succeeded to the indemnity agreement of Petrolane by which Texas Eastern Corporation ("Texas Eastern"), a prior owner of Petrolane, agreed to indemnify Petrolane against any liabilities arising out of the conduct of businesses that do not relate to, and are not a part of, the propane business, including lease guarantees. In
December 1999, Texas Eastern filed for dissolution under the Delaware General Corporation Law. In May 2001, Petrolane filed a declaratory judgment action in the Delaware Chancery Court seeking confirmation of Texas Eastern's indemnification obligations and judicial supervision of Texas Eastern's dissolution to ensure that its indemnification obligations to Petrolane are paid or adequately provided for in accordance with law. Those proceedings are pending. Pursuant to a Liquidation and Winding Up Agreement dated September 17, 2002, PanEnergy Corporation ("PanEnergy"), Texas Eastern's sole stockholder, assumed all of Texas Eastern's liabilities as of December 20, 2002, to the extent of the value of Texas Eastern's assets transferred to PanEnergy as of that date (which was estimated to exceed $94), and to the extent that such liabilities arise within ten years from Texas Eastern's date of dissolution. Notwithstanding the dissolution proceeding, and based on Texas Eastern previously having satisfied directly defaulted lease obligations without the Partnership's having to honor its guarantee, we believe that the probability that the Partnership will be required to directly satisfy the lease obligations subject to the indemnification agreement is remote.

         On August 21, 2001, AmeriGas Partners, through AmeriGas OLP, acquired the propane distribution businesses of Columbia Energy Group (the "2001 Acquisition") pursuant to the terms of a purchase agreement (the "2001 Acquisition Agreement") by and among Columbia Energy Group ("CEG"), Columbia Propane Corporation ("Columbia Propane"), Columbia Propane, L.P. ("CPLP"), CP Holdings, Inc. ("CPH," and together with Columbia Propane and CPLP, the "Company Parties"), AmeriGas Partners, AmeriGas OLP and the General Partner (together with AmeriGas Partners and AmeriGas OLP, the "Buyer Parties"). As a result of the 2001 Acquisition, AmeriGas OLP acquired all of the stock of Columbia Propane and CPH and substantially all of the partnership interests of CPLP. Under the terms of an earlier acquisition agreement (the "1999 Acquisition Agreement"), the Company Parties agreed to indemnify the former general partners of National Propane Partners, L.P. (a predecessor company of the Columbia Propane businesses) and an affiliate (collectively, "National General Partners") against certain income tax and other losses that they may sustain as a result of the 1999 acquisition by CPLP of National Propane Partners, L.P. (the "1999 Acquisition") or the operation of the business after the 1999 Acquisition ("National Claims"). At September 30, 2003, the potential amount payable under this indemnity by the Company Parties was approximately $65. These indemnity obligations will expire on the date that CPH acquires the remaining outstanding partnership interest of CPLP, which is expected to occur on or after July 19, 2009.

         Under the terms of the 2001 Acquisition Agreement, CEG agreed to indemnify the Buyer Parties and the Company Parties against any losses that they sustain under the 1999 Acquisition Agreement and related agreements ("Losses"), including National Claims, to the extent such claims are based on acts or omissions of CEG or the Company Parties prior to the 2001 Acquisition. The Buyer Parties agreed to indemnify CEG against Losses, including National Claims, to the extent such claims are based on acts or omissions of the Buyer Parties or the Company Parties after the 2001 Acquisition. CEG and the Buyer Parties have agreed to apportion certain losses resulting from National Claims to the extent such losses result from the 2001 Acquisition itself.

         From the late 1800s through the mid-1900s, UGI Utilities and its former subsidiaries owned and operated a number of manufactured gas plants ("MGPs") prior to the general availability of natural gas. Some constituents of coal tars and other residues of the manufactured gas process are today considered hazardous substances under the Superfund Law and may be present on the sites of former MGPs. Between 1882 and 1953, UGI Utilities owned the stock of subsidiary gas companies in Pennsylvania and elsewhere and also operated the businesses of some gas companies under agreement. Pursuant to the requirements of the Public Utility Holding Company Act of 1935, UGI Utilities divested all of its utility operations other than those which now constitute Gas Utility and Electric Utility.

         UGI Utilities does not expect its costs for investigation and remediation of hazardous substances at Pennsylvania MGP sites to be material to its results of operations because Gas Utility is currently permitted to include in rates, through future base rate proceedings, prudently incurred remediation costs associated with such sites. UGI Utilities has been notified of several sites outside Pennsylvania on which (1) MGPs were formerly operated by it or owned or operated by its former subsidiaries and (2) either environmental agencies or private parties are investigating the extent of environmental contamination or performing environmental remediation. UGI Utilities is currently

                                              UGI Corporation 2003 Annual Report

litigating three claims against it relating to out-of-state sites.

         Management believes that under applicable law UGI Utilities should not be liable in those instances in which a former subsidiary owned or operated an MGP. There could be, however, significant future costs of an uncertain amount associated with environmental damage caused by MGPs outside Pennsylvania that UGI Utilities directly operated, or that were owned or operated by former subsidiaries of UGI Utilities, if a court were to conclude that (1) the subsidiary's separate corporate form should be disregarded or (2) UGI Utilities should be considered to have been an operator because of its conduct with respect to its subsidiary's MGP.

         With respect to a manufactured gas plant site in Manchester, New Hampshire, EnergyNorth Natural Gas, Inc. ("EnergyNorth") filed suit against UGI Utilities seeking contribution from UGI Utilities for response and remediation costs associated with the contamination on the site of a former MGP allegedly operated by former subsidiaries of UGI Utilities. UGI Utilities and EnergyNorth agreed to a settlement of this matter in June 2003. UGI Utilities recorded its estimated liability for contingent payments to EnergyNorth under the terms of the settlement agreement which did not have a material effect on Fiscal 2003 net income.

         In April 2003, Citizens Communications Company ("Citizens") served a complaint naming UGI Utilities as a third-party defendant in a civil action pending in United States District Court for the District of Maine. In that action, the plaintiff, City of Bangor, Maine ("City"), sued Citizens to recover environmental response costs associated with MGP wastes generated at a plant allegedly operated by Citizens' predecessors at a site on the Penobscot River. Citizens subsequently joined UGI Utilities and ten other third party defendants alleging that the third-party defendants are responsible for an equitable share of costs Citizens may be required to pay to the City for cleaning up tar deposits in the Penobscot River. The City believes that it could cost as much as $50 to clean up the river. UGI Utilities believes that it has good defenses to the claim.

         By letter dated July 29, 2003, Atlanta Gas Light Company ("AGL") served UGI Utilities with a complaint filed in the United States District Court for the Middle District of Florida in which AGL alleges that UGI Utilities is responsible for 20% of approximately $8.0 incurred by AGL in the investigation and remediation of a former MGP site in St. Augustine, Florida. UGI Utilities formerly owned stock of the St. Augustine Gas Company, the owner and operator of the MGP. UGI Utilities believes that it has good defenses to the claim and is defending the suit.

         On September 20, 2001, Consolidated Edison Company of New York ("ConEd") filed suit against UGI Utilities in the United States District Court for the Southern District of New York, seeking contribution from UGI Utilities for an allocated share of response costs associated with investigating and assessing gas plant related contamination at former MGP sites in Westchester County, New York. The complaint alleges that UGI Utilities "owned and operated" the MGPs prior to 1904. The complaint also seeks a declaration that UGI Utilities is responsible for an allocated percentage of future investigative and remedial costs at the sites. ConEd believes that the cost of remediation for all of the sites could exceed $70. UGI Utilities believes that it has good defenses to the claim and is defending the suit. In November 2003, the court granted UGI Utilities' motion for summary judgement in part, dismissing all claims premised on a disregard of the separate corporate form of UGI Utilities' former subsidiaries and dismissing claims premised on UGI Utilities' operation of three of the MGPs under operating leases with ConEd's predecessors. The court reserved decision on the remaining theory of liability, that UGI Utilities was a direct operator of the remaining MGPs.

         In addition to these matters, there are other pending claims and legal actions arising in the normal course of our businesses. We cannot predict with certainty the final results of environmental and other matters. However, it is reasonably possible that some of them could be resolved unfavorably to us. Although we currently believe, after consultation with counsel, that damages or settlements, if any, recovered by the plaintiffs in such claims or actions will not have a material adverse effect on our financial position, damages or settlements could be material to our operating results or cash flows in future periods depending on the nature and timing of future developments with respect to these matters and the amounts of future operating results and cash flows.

NOTE 13 - FINANCIAL INSTRUMENTS

In accordance with its propane price risk management policy, the Partnership uses derivative instruments, including price swap and option contracts and contracts for the forward sale of propane, to manage the cost of a portion of its forecasted purchases of propane and to manage market risk associated with propane storage inventories. These derivative instruments have been designated by the Partnership as cash flow or fair value hedges under SFAS 133. The fair values of these derivative instruments are affected by changes in propane product prices. In addition to these derivative instruments, the Partnership may also enter into contracts for the forward purchase of propane as well as fixed-price supply agreements to manage propane market price risk. These contracts generally qualify for the normal purchases and normal sales exception of SFAS 133 and therefore are not adjusted to fair value. FLAGA also uses derivative instruments, principally price swap contracts, to reduce market risk associated with purchases of propane. These contracts may or may not qualify for hedge accounting under SFAS 133.

         Energy Services uses exchange-traded natural gas futures contracts to manage market risk associated with forecasted purchases of natural gas it sells under firm commitments. These derivative instruments are designated as cash flow hedges. The fair values of these futures contracts are affected by changes in natural gas prices.

         During 2003 and 2002, Gas Utility entered into natural gas call option contracts to reduce volatility in the cost of gas it purchases for retail core-market customers. Because net gains or losses associated with these contracts will be included in Gas Utility's PGC recovery mechanism, as these contracts are marked to market in accordance with SFAS 133, any gains or losses are deferred for future recovery from or refund to Gas Utility ratepayers.

         During 2001, we used a managed program of derivative instruments including natural gas and oil futures contracts, to preserve gross margin associated with certain of our natural gas customers. These contracts were designated as cash flow hedges.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Millions of dollars, except per share amounts and where indicated otherwise)

Note 13 continued

         Gas Utility and Electric Utility are parties to a number of contracts that have elements of a derivative instrument. These contracts include, among others, binding purchase orders, contracts which provide for the delivery of natural gas, and service contracts that require the counterparty to provide commodity storage, transportation or capacity service to meet our normal sales commitments. Although many of these contracts have the requisite elements of a derivative instrument, these contracts are not subject to the accounting requirements of SFAS 133 because they provide for the delivery of products or services in quantities that are expected to be used in the normal course of operating our business or the value of the contract is directly associated with the price or value of a service.

         On occasion, we enter into interest rate protection agreements ("IRPAs") designed to manage interest rate risk associated with planned issuances of fixed-rate long-term debt. We designate these IRPAs as cash flow hedges. Gains or losses on IRPAs are included in other comprehensive income and are reclassified to interest expense as the interest expense on the associated debt issue affects earnings.

         During the year ended September 30, 2003 and 2002, the net pre-tax loss recognized in earnings representing cash flow hedge ineffectiveness was $3.1 and $2.1, respectively. During the year ended September 30, 2001, such amount was not material. The amount of cash flow hedge gains reclassified to net income because it became probable that the original forecasted transactions would not occur was $1.0 in 2001.

         Gains and losses included in accumulated other comprehensive income at September 30, 2003 relating to cash flow hedges will be reclassified into (1) cost of sales when the forecasted purchase of propane or natural gas subject to the hedges impacts net income and (2) interest expense when interest on anticipated issuances of fixed-rate long-term debt is reflected in net income. Included in accumulated other comprehensive income at September 30, 2003 are net after-tax losses of approximately $2.9 from IRPAs associated with forecasted issuances of debt generally anticipated to occur during the next two years. The amount of this net loss which is expected to be reclassified into net income during the next twelve months is not material. Also included in accumulated other comprehensive income at September 30, 2003 are net after-tax losses of approximately $1.2 principally associated with future purchases of natural gas and propane generally anticipated to occur during the next twelve months. The actual amount of gains or losses on unsettled derivative instruments that ultimately is reclassified into net income will depend upon the value of such derivative contracts when settled. The fair value of derivative instruments is included in other current assets, other assets, other current liabilities and other noncurrent liabilities in the Consolidated Balance Sheets.

         The carrying amounts of financial instruments included in current assets and current liabilities (excluding unsettled derivative instruments and current maturities of long-term debt) approximate their fair values because of their short-term nature. The carrying amounts and estimated fair values of our remaining financial instruments (including unsettled derivative instruments) at September 30 are as follows:

                                                  Carrying    Estimated
                                                   Amount     Fair Value
------------------------------------------------------------------------
2003:
    Natural gas futures and options contracts     $    1.1    $      1.1
    Propane swap and option contracts                 (0.6)         (0.6)
    Interest rate protection agreements                0.2           0.2
    Long-term debt                                 1,223.5       1,337.7
    UGI Utilities preferred shares subject to
        mandatory redemption                          20.0          20.9
2002:
    Natural gas futures contracts                 $    5.1    $      5.1
    Propane swap and option contracts                  9.8           9.8
    Interest rate protection agreements               (4.0)         (4.0)
    Long-term debt                                 1,275.7       1,328.1
    UGI Utilities preferred shares subject to
        mandatory redemption                          20.0          20.4
------------------------------------------------------------------------

         We estimate the fair value of long-term debt by using current market prices and by discounting future cash flows using rates available for similar type debt. The estimated fair value of UGI Utilities preferred shares subject to mandatory redemption is based on the fair value of redeemable preferred stock with similar credit ratings and redemption features. Fair values of derivative instruments reflect the estimated amounts that we would receive or pay to terminate the contracts at the reporting date based upon quoted market prices of comparable contracts at September 30, 2003 and 2002.

         We have financial instruments such as short-term investments and trade accounts receivable, which could expose us to concentrations of credit risk.
We limit our credit risk from short-term investments by investing only in investment-grade commercial paper, money market mutual funds and securities guaranteed by the U.S. Government or its agencies. The credit risk from trade accounts receivable is limited because we have a large customer base, which extends across many different U.S. markets. We attempt to minimize our credit risk associated with our derivative financial instruments through the application of credit policies.

NOTE 14 - ENERGY SERVICES ACCOUNTS RECEIVABLE SECURITIZATION FACILITY

Energy Services has a $100 receivables purchase facility ("Receivables Facility") with an issuer of receivables-backed commercial paper expiring on August 26, 2006, although the Receivables Facility may terminate prior to such date due to the termination of the commitments of the Receivables Facility back-up purchasers. Under the Receivables Facility, Energy Services transfers, on an ongoing basis and without recourse, its trade accounts receivable to its wholly owned, special purpose subsidiary, Energy Services Funding Corporation
("ESFC"), which is consolidated for financial statement purposes. ESFC, in turn, has sold, and subject to certain conditions, may from time to time sell, an undivided interest in the receivables to a commercial paper conduit of a major bank. The maximum level of

                                              UGI Corporation 2003 Annual Report

funding available at any one time from this facility is $100. The proceeds of these sales are less than the face amount of the accounts receivable sold by an amount that approximates the purchaser's financing cost of issuing its own receivables-backed commercial paper. ESFC was created and has been structured to isolate its assets from creditors of Energy Services and its affiliates, including UGI. This two-step transaction is accounted for as a sale of receivables following the provisions of SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Energy Services continues to service, administer and collect trade receivables on behalf of the commercial paper issuer and ESFC.

         During 2003 and 2002, Energy Services sold trade receivables totaling $651.3 and $302.4, respectively, to ESFC. During 2003 and 2002, ESFC sold an aggregate $196.0 and $34.0, respectively, of undivided interests in its trade receivables to the commercial paper conduit. At September 30, 2003, the out-standing balance of ESFC trade receivables was $38.5 which amount is net of $17 in trade receivables sold to the commercial paper conduit. At September 30, 2002, there were $22.9 of ESFC trade receivables outstanding and no receivables had been sold to the commercial paper conduit and removed from the balance sheet. Losses on sales of receivables to the commercial paper conduit that occurred during the years ended September 30, 2003 and 2002, which losses are included in other income, net, were $0.3 and $0.1, respectively.

         In addition, a major bank has committed to issue up to $50 of standby letters of credit, secured by cash or marketable securities ("LC Facility"). Energy Services expects to fund the collateral requirements with borrowings under its Receivables Facility. The LC Facility expires on September 13, 2004.

NOTE 15 - CHANGES IN ACCOUNTING

TANK FEE REVENUE RECOGNITION. In order to apply the guidance of SEC Staff Accounting Bulletin No. 101 entitled "Revenue Recognition," effective October 1, 2000, the Partnership changed its method of accounting for annually billed nonrefundable tank fees. Prior to the change in accounting, nonrefundable tank fees for installed Partnership-owned tanks were recorded as revenue when billed. Under the new accounting method, revenues from such fees are being recorded on a straight-line basis over one year. As a result of this change in accounting, on October 1, 2000, we recorded an after-tax charge of $2.1 representing the cumulative effect of the change in accounting on prior years. The change in accounting for nonrefundable tank fees did not have a material impact on reported revenues in 2003, 2002 and 2001.

ACCOUNTING FOR TANK INSTALLATION COSTS. Effective October 1, 2000, the Partnership changed its method of accounting for tank installation costs which are not billed to customers. Prior to the change in accounting, costs to install Partnership-owned tanks at customer locations were expensed as incurred. Under the new accounting method, all such costs, net of amounts billed to customers, are capitalized in property, plant and equipment and amortized over the estimated period of benefit not exceeding ten years. The Partnership believes that this accounting method better matches the costs of installing Partnership-owned tanks with the periods benefited. As a result of this change in accounting, on October 1, 2000, we recorded after-tax income of $6.9 representing the cumulative effect of the change in accounting on prior years. The change in accounting for tank installation costs did not have a material effect on 2001 net income.

CUMULATIVE EFFECT OF ACCOUNTING CHANGES. The cumulative effect reflected on the 2001 Consolidated Statement of Income and related diluted per share amounts resulting from the above changes in accounting principles, as well as the cumulative effect resulting from the adoption of SFAS 133 (see Note 1), comprise the following:

                                                                  Diluted
                            Pre-Tax    Income Tax    After-Tax    Earnings
                            Income      (Expense)     Income       (Loss)
                            (Loss)       Benefit      (Loss)      Per Share
---------------------------------------------------------------------------
Tank fees                   $  (3.5)   $      1.4    $    (2.1)   $   (0.05)
Tank installation costs        11.3          (4.4)         6.9         0.17
SFAS 133                       (0.4)          0.1         (0.3)       (0.01)
---------------------------------------------------------------------------
Total                       $   7.4    $     (2.9)   $     4.5    $    0.11
---------------------------------------------------------------------------

NOTE 16 - PROVISION FOR SHUT-DOWN COSTS - HEARTH USA(TM)

In September 2001, after evaluating the prospects for Hearth USA(TM) in light of the weak retail environment and the capital required to expand beyond its two-store pilot phase, we committed to close both of its stores and cease all operations by the end of October 2001. Hearth USA(TM) sold, installed and serviced hearth, grill and spa products and sold related accessories from two superstores located in Rockville, Maryland and Springfield, Virginia. As a result of this action, in September 2001 we recorded a pre-tax charge of $8.5. The pre-tax charge reflects $3.7 associated with the impairment of leasehold improvements; $3.2 for estimated costs associated with lease guaranty arrangements and the restoration of the leased facilities; $1.1 associated with the write-down of inventory to net realizable value; and $0.5 associated with vehicle lease, severance and other costs directly resulting from the decision to close the stores. These charges and accrued costs have been reflected in the 2001 Consolidated Statement of Income as "Provision for shut-down costs - Hearth USA(TM)." At September 30, 2002, all amounts had been settled.

NOTE 17 - OTHER INCOME, NET

Other income, net, comprises the following:

                                               2003      2002      2001
-------------------------------------------------------------------------
Interest and interest-related income          $ (6.6)   $ (5.3)   $ (6.7)
Utility non-tariff service income               (5.7)     (5.7)     (5.4)
Gain on sales of fixed assets                   (1.6)     (1.6)     (2.4)
Pension income                                  (1.1)     (4.0)     (5.9)
Other                                           (4.8)     (1.5)     (2.6)
------------------------------------------------------------------------
Total other income, net                       $(19.8)   $(18.1)   $(23.0)
------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Millions of dollars, except per share amounts and where indicated otherwise)

NOTE 18 - CONVERSION OF AMERIGAS PARTNERS SUBORDINATED UNITS AND COMMON UNIT ISSUANCE

In December 2002, the General Partner determined that the cash-based performance and distribution requirements for the conversion of the then-remaining 9,891,072 Subordinated Units of AmeriGas Partners, all of which were held by the General Partner, had been met in respect of the quarter ended September 30, 2002. As a result, in accordance with the Second Amended and Restated Agreement of Limited Partnership of AmeriGas Partners, L.P., the Subordinated Units were converted to an equivalent number of Common Units effective November 18, 2002. Concurrent with the Subordinated Unit conversion, the Company recorded a $157.0 increase in common stockholders' equity, and a corresponding decrease in minority interests in AmeriGas Partners, associated with gains from sales of Common Units by AmeriGas Partners in conjunction with, and subsequent to, the Partnership's April 19, 1995 initial public offering. These gains were determined in accordance with the guidance in SEC Staff Accounting Bulletin No. 51, "Accounting for Sales of Common Stock by a Subsidiary" ("SAB 51"). The gains resulted because the public offering prices of the AmeriGas Partners Common Units exceeded the associated carrying amount of our investment in the Partnership on the dates of their sale. Due to the preference nature of the Common Units, the Company was precluded from recording these gains until the Subordinated Units converted to Common Units. No deferred income taxes were recorded on these gains due to the Company's intent to hold its investment in the Partnership indefinitely. The changes to the Company's balance sheet resulting from the Subordinated Unit conversion had no effect on the Company's net income or cash flow and did not result in an increase in the number of AmeriGas Partners limited partner units outstanding.

         On June 17, 2003, AmeriGas Partners sold 2,900,000 Common Units in an underwritten public offering at a public offering price of $27.12 per unit. The net proceeds of the public offering totaling $75.0 and associated capital contributions from the General Partner totaling $1.5, were contributed to AmeriGas OLP and used to reduce indebtedness under its bank credit agreement and for general partnership purposes. The underwriters' overallotment option expired unexercised. Concurrent with this sale of Common Units, the Company recorded a gain in the amount of $22.6 which is reflected in the Company's balance sheet as an increase in common stockholders' equity in accordance with the guidance in SAB 51. The gain had no effect on the Company's net income or cash flow.

NOTE 19 - INVESTMENTS IN EQUITY INVESTEES

Our principal investments accounted for using the equity method and our approximate ownership interest in each at September 30, 2003 and 2002 are as follows:

            Company                   Percentage Ownership
----------------------------------------------------------
Atlantic Energy                                       50.0%
AGZ Holdings                                          19.5%
China Gas Partners                                    50.0%
Hunlock Creek Energy Ventures                         50.0%
----------------------------------------------------------

         Income (loss) from our equity investees comprises the following:

                                               2003     2002     2001
----------------------------------------------------------------------
Equity in income (loss) of equity investees   $  5.3   $  6.0   $ (2.1)
Interest income on AGZ Bonds                       -      0.9      0.5
Currency gain from redemption of AGZ Bonds         -      1.6        -
----------------------------------------------------------------------
Total                                         $  5.3   $  8.5   $ (1.6)
----------------------------------------------------------------------

         Undistributed net earnings (loss) of our equity investees included in consolidated retained earnings were $3.3 and $3.6 at September 30, 2003 and 2002, respectively.

         On March 27, 2001, UGI France, Inc. ("UGI France"), a wholly owned indirect subsidiary of Enterprises, together with Paribas Affaires Industrielles ("PAI") and Medit Mediterranea GPL, S.r.L. ("Medit"), acquired, through AGZ Holdings ("AGZ"), the stock and certain related assets of Elf Antargaz, S.A., one of the largest distributors of liquefied petroleum gas in France (referred to after the transaction and herein as "Antargaz"). Prior to the transaction, Antargaz was a subsidiary of Total Fina Elf S.A., a French petroleum and chemical company. Under the

                                              UGI Corporation 2003 Annual Report

terms of the Shareholders' Funding Agreement among UGI France, PAI and Medit, we acquired an approximate 19.5% equity interest in Antargaz; PAI an approximate
68.1 % interest; Medit an approximate 9.7% interest; and certain members of management of Antargaz an approximate 2.7% interest. PAI is a leading private equity fund manager in Europe and an affiliate of BNP Paribas, one of Europe's largest commercial and investment banks. Medit is a supplier of logistics services to the liquefied petroleum gas industry in Europe, primarily Italy.

         Pursuant to the Shareholders' Funding Agreement, on March 27, 2001, UGI France made a 29.8 million euro ($26.6 U.S. dollar equivalent) investment comprising a 9.8 million euro investment in shares of AGZ and a 20.0 million euro investment in redeemable bonds of AGZ ("AGZ Bonds"). In July 2003, the Company received a dividend of 5.0 million euro ($5.6 U.S. dollar equivalent) from AGZ. In July 2002, the Company received $19.3 in cash from AGZ in repayment of 18 million euro face value ($17.7 U.S. dollar equivalent) of AGZ Bonds, representing 90% of such bonds held by the Company, plus accrued interest. This repayment was funded from the proceeds of an AGZ placement of high-yield debt. Concurrent with the repayment, the remaining 2.0 million euro (10%) investment in AGZ Bonds was redeemed in the form of additional shares of AGZ. After these transactions, the Company continues to hold an approximate 19.5% equity investment in shares of AGZ. As a result of the redemption of AGZ Bonds, we recorded a pretax currency transaction gain of $1.6 which is included in income from equity investees on the 2002 Consolidated Statement of Income. Because we believe we have significant influence over operating and financial policies of Antargaz due, in part, to our membership on its Board of Directors, our investment in AGZ shares is accounted for by the equity method.

         Summarized financial information for AGZ follows:

                                          2003        2002      2001(a)
------------------------------------------------------------------------
STATEMENT OF INCOME DATA:
Revenues                                $  698.4    $  534.8    $  243.8
------------------------------------------------------------------------
Operating income                        $   96.7    $   79.4    $   22.5
Interest, net                              (37.7)      (27.9)      (13.9)
------------------------------------------------------------------------
Income before income taxes              $   59.0    $   51.5    $    8.6
Income taxes                            $  (24.4)   $  (20.7)   $   (5.1)
Net income                              $   32.7    $   29.9    $    2.9
------------------------------------------------------------------------
BALANCE SHEET DATA (AT SEPTEMBER 30):
Current assets                          $  196.8    $  171.5
Property, plant and equipment, net         321.6       259.5
Goodwill                                   443.8       378.8
Other assets                               106.2       116.7
------------------------------------------------------------
   Total assets                         $1,068.4    $  926.5
------------------------------------------------------------
Current liabilities                     $  136.2    $  106.1
Long-term debt                             453.9       436.2
Other liabilities                          354.8       292.0
------------------------------------------------------------
   Total liabilities                    $  944.9    $  834.3
------------------------------------------------------------
Equity                                  $  123.5    $   92.2
------------------------------------------------------------

(a) Statement of income data is for the period March 27, 2001 to September 30, 2001.

         Summarized financial information for our other equity investments are not presented because they are not material to our Consolidated Balance Sheets or Consolidated Statements of Income.

NOTE 20 - QUARTERLY DATA (UNAUDITED)

                                         December 31,         March 31,         June 30,          September 30,
                                        2002     2001      2003      2002     2003     2002     2003      2002(a)
-----------------------------------------------------------------------------------------------------------------
Revenues                               $739.9   $619.4   $1,135.9   $764.0   $623.1   $446.3   $ 527.2    $ 384.0
Operating income (loss)                $107.4   $ 73.8   $  184.4   $150.5   $  8.4   $ 29.0   $   2.1    $  (0.7)
Income (loss) from equity investees    $  1.9   $  3.8   $    5.0   $  3.7   $  0.2   $  0.7   $  (1.8)   $   0.3
Net income (loss)                      $ 36.7   $ 24.1   $   69.8   $ 54.0   $ (2.0)  $  4.0   $  (5.6)   $  (6.6)

Earnings (loss) per share:
   Basic                               $ 0.88   $ 0.59   $   1.66   $ 1.31   $(0.05)  $ 0.10   $ (0.13)   $ (0.16)
   Diluted                             $ 0.86   $ 0.58   $   1.62   $ 1.28   $(0.05)  $ 0.09   $ (0.13)   $ (0.16)
-----------------------------------------------------------------------------------------------------------------

The quarterly data above includes all adjustments (consisting only of normal recurring adjustments with the exception of those indicated below) that we consider necessary for a fair presentation. Our quarterly results fluctuate because of the seasonal nature of our businesses.

(a) Includes euro currency transaction gain resulting from the redemption of AGZ Bonds which increased income from equity investees by $1.6 and decreased net loss by $1.1 or $0.03 per share.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Millions of dollars, except per share amounts and where indicated otherwise)

NOTE 21 - SEGMENT INFORMATION

We have organized our business units into five reportable segments generally based upon products sold, geographic location (domestic or international) or regulatory environment. Our reportable segments are: (1) AmeriGas Propane; (2) Gas Utility; (3) Electric Utility; (4) Energy Services (comprising Energy Services' gas marketing business and UGID's electricity generation business); and (5) an international propane segment comprising FLAGA and our international propane equity investments ("International Propane").

         AmeriGas Propane derives its revenues principally from the sale of propane and related equipment and supplies to retail customers from locations in 46 states. Gas Utility's revenues are derived principally from the sale and distribution of natural gas to customers in eastern and southeastern Pennsylvania. Electric Utility derives its revenues principally from the distribution of electricity in two northeastern Pennsylvania counties. Energy Services revenues are derived from the sale of natural gas and, to a lesser extent, electricity and fuel oil to customers located primarily in the Eastern region of the United States. Our International Propane segment's revenues are derived principally from the distribution of propane to retail customers in Austria, the Czech Republic and Slovakia.

         The accounting policies of our reportable segments are the same as those described in Note 1. We evaluate AmeriGas Propane's performance principally based upon the Partnership's earnings before interest expense, income taxes, depreciation and amortization ("Partnership EBITDA"). Although we use Partnership EBITDA to evaluate AmeriGas Propane's profitability, it should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not a measure of performance or financial condition under accounting principles generally accepted in the United States of America. The Company's definition of Partnership EBITDA may be different from that used by other companies. We evaluate the performance of our Gas Utility, Electric Utility, Energy Services and International Propane segments principally based upon their income (loss) before income taxes.

         No single customer represents more than ten percent of our consolidated revenues and there are no significant intersegment transactions. In addition, all of our reportable segments' revenues, other than those of our International Propane segment, are derived from sources within the United States, and all of our reportable segments' long-lived assets, other than those of our International Propane segment, are located in the United States.

                                              UGI Corporation 2003 Annual Report

Financial information by reportable business segment follows:

                                                                             Reportable Segments
                                                       -----------------------------------------------------------
                                                       AmeriGas       Gas     Electric      Energy    International    Corporate &
                              Total     Eliminations   Propane      Utility   Utility      Services      Propane         Other(a)
---------------------------------------------------------------------------------------------------------------------------------
2003
   Revenues                 $ 3,026.1     $  (2.4)     $1,628.4     $ 539.9  $     88.8    $  668.0  $        54.5    $      48.9
   Cost of sales            $ 1,984.3     $     -      $  910.3     $ 343.0  $     43.7    $  632.4  $        27.4    $      27.5
   Operating income         $   302.3     $     -      $  164.5     $  96.1  $     20.3    $   19.2  $         0.7    $       1.5
   Income (loss) from
       equity investees           5.3           -          (0.6)          -           -           -            5.9              -
   Loss on
       extinguishments
       of debt                   (3.0)          -          (3.0)          -           -           -              -              -
   Interest expense            (109.2)          -         (87.1)      (15.4)       (2.3)          -           (4.1)          (0.3)
   Minority interests           (34.6)          -         (34.6)          -           -           -              -              -
---------------------------------------------------------------------------------------------------------------------------------
   Income before
       income taxes         $   160.8     $     -      $   39.2     $  80.7  $     18.0    $   19.2  $         2.5    $       1.2
   Depreciation and
       amortization         $   103.0     $     -      $   74.8     $  18.1  $      3.0    $    2.2  $         3.9    $       1.0
   Partnership
       EBITDA (b)                                      $  234.4
   Total assets             $ 2,781.3     $ (39.6)     $1,504.6     $ 725.1  $     84.0    $  164.2  $       165.0    $     178.0
   Capital expenditures     $   101.4     $     -      $   53.4(c)  $  37.2  $      4.1    $    1.0  $         4.5    $       1.2
   Acquisition of
       additional interest
       in Conemaugh Station $    51.3     $     -      $      -     $     -  $        -    $   51.3  $           -    $         -
   Investments in equity
       investees            $    39.9     $     -      $    2.8     $     -  $        -    $   10.3  $        26.8    $         -
   Goodwill and excess
       reorganization value $   671.5     $     -      $  601.6     $     -  $        -    $    2.8  $        62.8    $       4.3
=================================================================================================================================
2002
   Revenues                 $ 2,213.7     $ (12.0)     $1,307.9     $ 404.5  $     83.5    $  344.8  $        46.7    $      38.3
   Cost of sales            $ 1,296.6     $ (10.0)     $  653.1     $ 241.7  $     48.7    $  320.8  $        22.6    $      19.7
   Operating income         $   253.3     $     -      $  145.0     $  77.1  $     11.7    $   12.6  $         3.9    $       3.0
   Income (loss) from
       equity investees           8.5           -           0.3           -           -           -            8.3(d)        (0.1)
   Loss on extinguishments
       of debt                   (0.7)          -          (0.7)          -           -           -              -              -
   Interest expense            (109.1)          -         (87.8)      (14.2)       (2.4)          -           (4.2)          (0.5)
   Minority interests           (28.0)          -         (28.0)          -           -           -              -              -
---------------------------------------------------------------------------------------------------------------------------------
   Income before
       income taxes         $   124.0     $     -      $   28.8     $  62.9  $      9.3    $   12.6  $         8.0    $       2.4
   Depreciation and
       amortization         $    93.5     $     -      $   66.4     $  19.0  $      3.0    $    1.0  $         3.2    $       0.9
   Partnership EBITDA (b)                              $  209.6
   Total assets             $ 2,610.9     $ (34.1)     $1,492.2     $ 689.1  $     89.1    $   77.1  $       141.1    $     156.4
   Capital expenditures     $    94.7     $     -      $   53.5     $  31.0  $      4.6    $    1.2  $         3.9    $       0.5
   Investments in equity
       investees            $    35.5     $     -      $    3.4     $     -  $        -    $   10.0  $        22.1    $         -
   Goodwill and excess
       reorganization value $   644.9     $     -      $  589.1     $     -  $        -    $      -  $        53.1    $       2.7
=================================================================================================================================
2001
   Revenues                 $ 2,468.1     $ (16.1)     $1,418.4     $ 500.8  $     81.9    $  386.0  $        50.9    $      46.2
   Cost of sales            $ 1,632.4     $ (13.3)     $  847.0     $ 322.9  $     55.2    $  367.3  $        28.4    $      24.9
   Operating income (loss)  $   229.0     $  (0.4)     $  133.8     $  87.8  $      5.7    $   12.3  $         0.8    $     (11.0)
   Loss from equity
       investees                 (1.6)          -             -           -           -           -           (1.5)(d)       (0.1)
   Interest expense            (104.8)        0.4         (80.3)      (16.3)       (2.7)       (0.4)          (4.9)          (0.6)
   Minority interests           (23.6)          -         (23.6)          -           -           -              -              -
---------------------------------------------------------------------------------------------------------------------------------
   Income (loss)
       before income taxes  $    99.0     $     -      $   29.9     $  71.5  $      3.0    $   11.9  $        (5.6)   $     (11.7)
   Depreciation and
       amortization         $   105.2     $     -      $   75.5     $  20.2  $      3.3    $    0.6  $         4.3    $       1.3
   Partnership EBITDA (b)                              $  220.3
   Total assets             $ 2,545.6     $ (43.3)     $1,522.3     $ 678.9  $     85.4    $   64.8  $       141.2    $      96.3
   Capital expenditures     $    79.3     $     -      $   39.2(c)  $  31.8  $      4.7    $    0.5  $         2.7    $       0.4
   Investments in
       equity investees     $    44.8     $     -      $    3.2     $     -  $        -    $   10.8  $        30.8(e) $         -
   Goodwill and excess
       reorganization value $   641.1     $     -      $  589.0     $     -  $        -    $      -  $        48.6    $       3.5
=================================================================================================================================

(a) Corporate & Other results of operations principally comprises UGI Enterprises' HVAC operations, net expenses of UGI's captive general liability insurance company and UGI Corporation's unallocated corporate and general expenses, and interest income. Corporate & Other assets principally comprises cash and short-term investments.

(b) The following table provides a reconciliation of Partnership EBITDA to AmeriGas Propane operating income:

       Year ended September 30,            2003      2002      2001
--------------------------------------------------------------------
Partnership EBITDA                        $234.4    $209.6    $220.3
Depreciation and amortization (i)          (74.6)    (66.1)    (74.7)
Minority interests (ii)                      1.1       1.1       0.7
Income (loss) from equity investees          0.6      (0.3)        -
Loss on extinguishments of debt              3.0       0.7         -
Cumulative effect of accounting changes        -         -     (12.5)
--------------------------------------------------------------------
Operating income                          $164.5    $145.0    $133.8
--------------------------------------------------------------------

(i) Excludes General Partner depreciation and amortization of $0.2, $0.3, and $0.8 in 2003, 2002, and 2001, respectively.

(ii) Principally represents the General Partner's 1.01% interest in AmeriGas
OLP.

(c) Includes capital leases of $0.5 and $1.3 in 2003 and 2001, respectively.

(d) In addition to equity income (loss) of international propane equity investees, (1) 2002 amount includes a currency transaction gain of $1.6 from the redemption of AGZ Bonds and $0.9 of interest income on AGZ Bonds and (2) 2001 amount includes $0.5 of interest income on AGZ Bonds.

(e)      Includes investment in AGZ Bonds of $18.2.

          THIS REPORT IS A COPY OF THE PREVIOUSLY ISSUED ACCOUNTANT'S
           REPORT OF ARTHUR ANDERSEN LLP AND HAS NOT BEEN REISSUED BY
                              ARTHUR ANDERSEN LLP.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of UGI Corporation:

We have audited, in accordance with auditing standards generally accepted in the United States, the consolidated financial statements included in UGI Corporation's annual report to shareholders for the year ended September 30, 2001, incorporated by reference in this Form 10-K, and have issued our report thereon dated November 16, 2001. Our report on the financial statements includes an explanatory paragraph with respect to the changes in the method of accounting for tank installation costs and nonrefundable tank fees and the adoption of SFAS No. 133 as discussed in Notes 1 and 3 to the financial statements. Our audits were made for the purpose of forming an opinion on those basic consolidated financial statements taken as a whole. The schedules listed in the Index on pages F-2 and F-3 are the responsibility of UGI Corporation's management and are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania
November 16, 2001

                        UGI CORPORATION AND SUBSIDIARIES

   SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT (PARENT COMPANY)

                                 BALANCE SHEETS
                              (Millions of dollars)

                                                                                       September 30,
ASSETS                                                                             2003              2002
------                                                                             ----              ----
Current assets:
     Cash and cash equivalents                                                    $  0.6             $  0.2
     Accounts and notes receivable                                                   1.7                2.2
     Deferred income taxes                                                           0.2                0.2
     Prepaid expenses and other current assets                                       0.5                0.3
                                                                                   -----              -----
        Total current assets                                                         3.0                2.9
Investments in subsidiaries                                                        689.4              388.4
Other assets                                                                         8.5                4.5
                                                                                   -----              -----
        Total assets                                                              $700.9             $395.8
                                                                                  ======             ======

LIABILITIES  AND  COMMON  STOCKHOLDERS'  EQUITY

Current liabilities:
     Accounts and notes payable                                                   $ 10.7             $ 10.2
     Accrued liabilities                                                             7.7                3.8
                                                                                   -----              -----
        Total current liabilities                                                   18.4               14.0
Noncurrent liabilities                                                             112.7               64.0
Commitments and contingencies

Common stockholders' equity:

     Common Stock, without par value (authorized - 150,000,000 shares;
        issued - 49,798,097 shares)                                                582.4              396.6
     Retained earnings                                                              90.9               39.7
     Accumulated other comprehensive income                                          4.7                6.6
                                                                                   -----              -----
                                                                                   678.0              442.9
        Less treasury stock, at cost                                              (108.2)            (125.1)
                                                                                   -----              -----
          Total common stockholders' equity                                        569.8              317.8
                                                                                   -----              -----
          Total liabilities and common stockholders' equity                       $700.9             $395.8
                                                                                  ======             ======

Commitments and Contingencies:

     In addition to the guarantees of FLAGA debt described in Note 4 to Consolidated Financial Statements, at September 30, 2003, UGI Corporation had agreed to indemnify the issuers of $42.0 of surety bonds issued on behalf of certain UGI subsidiaries. As of September 30, 2003, UGI Corporation is authorized to guarantee up to $10.0 and $180.0 of supplier obligations on behalf of UGI Development Company and UGI Energy Services, Inc., respectively. At September 30, 2003, UGI Corporation had guarantees outstanding of $2.0 and $152.6 on behalf of UGI Development Company and UGI Energy Services, Inc., respectively.

                        UGI CORPORATION AND SUBSIDIARIES

   SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT (PARENT COMPANY)

                              STATEMENTS OF INCOME
                (Millions of dollars, except per share amounts)


                                                                          Year Ended
                                                                         September 30,
                                                               ---------------------------------
                                                               2003          2002           2001
                                                               ----          ----           ----
    Revenues                                                    $-             $-             $-
    Costs and expenses:
       Operating and administrative expenses                  18.6           13.6           10.8
       Other income, net                                     (17.6)         (12.4)          (9.7)
                                                             -----          -----           ----
                                                               1.0            1.2            1.1
                                                             -----          -----           ----
    Operating loss
                                                              (1.0)          (1.2)          (1.1)
    Interest expense on intercompany debt
                                                              (1.5)          (1.3)          (2.4)
                                                             -----          -----           ----
    Loss before income taxes
                                                              (2.5)          (2.5)          (3.5)
    Income tax benefit
                                                              (2.4)          (0.9)          (0.7)
                                                             -----          -----           ----
    Loss before equity in income
        of unconsolidated subsidiaries                        (0.1)          (1.6)          (2.8)
    Equity in income before accounting changes
        of unconsolidated subsidiaries                        99.0           77.1           54.8
                                                            ------         ------         ------
    Income before equity in accounting changes
       of unconsolidated subsidiaries                         98.9           75.5           52.0
    Equity in accounting changes
       of unconsolidated subsidiaries                           --             --            4.5
                                                             -----          -----           ----
    Net income
                                                           $  98.9        $  75.5        $  56.5
                                                            ======         ======         ======
    Earnings per common share:
        Basic:
           Income before accounting changes                $  2.34        $  1.83        $  1.28
           Cumulative effect of accounting changes, net         --             --           0.11
                                                             -----          -----           ----
           Net income                                      $  2.34        $  1.83        $  1.39
                                                            ======         ======         ======
        Diluted:
           Income before accounting changes                $  2.29        $  1.80        $  1.27
           Cumulative effect of accounting changes, net         --             --           0.11
                                                             -----          -----           ----
           Net income                                      $  2.29        $  1.80        $  1.38
                                                            ======         ======         ======
    Average common shares outstanding (millions):
        Basic                                               42.220         41.325         40.745
                                                            ======         ======         ======
        Diluted                                             43.236         41.907         41.060
                                                            ======         ======         ======

                        UGI CORPORATION AND SUBSIDIARIES

   SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT (PARENT COMPANY)

                            STATEMENTS OF CASH FLOWS
                              (Millions of dollars)

                                                                                Year Ended
                                                                               September 30,
                                                                 -----------------------------------------
                                                                  2003             2002             2001
                                                                  ----             ----             ----
NET CASH PROVIDED BY OPERATING
     ACTIVITIES (A)
                                                                 $ 97.2           $113.9           $108.3
CASH  FLOWS  FROM  INVESTING  ACTIVITIES:
     Investments in unconsolidated subsidiaries                  (117.1)          (101.5)           (49.2)
     Net repayments (advances) to unconsolidated subsidiary
                                                                     --             13.0            (13.0)
                                                                 ------            -----            -----
        Net cash used by investing activities                    (117.1)           (88.5)           (62.2)

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
     Payment of dividends on Common Stock                         (47.8)           (44.8)           (53.2)
     Issuance of intercompany long-term debt
                                                                   44.5              8.0               --
     Issuance of Common Stock                                      23.7             11.0              7.6
     Repurchases of Common Stock
                                                                   (0.1)              --             (1.0)
                                                                 ------            -----            -----
        Net cash used by financing activities                      20.3            (25.8)           (46.6)
                                                                 ------            -----            -----
Cash and cash equivalents increase (decrease)
                                                                 $  0.4           $ (0.4)          $ (0.5)
                                                                 ======            =====            =====
Cash and cash equivalents:
     End of period
                                                                 $  0.6           $  0.2           $  0.6
     Beginning of period                                            0.2              0.6              1.1
                                                                 ------            -----            -----
         Increase (decrease)
                                                                 $  0.4           $ (0.4)          $ (0.5)
                                                                 ======            =====            =====

(a) Includes dividends received from unconsolidated subsidiaries of $94.0, $111.7 and $110.4, respectively, for the years ended September 30, 2003, 2002 and 2001.

                        UGI CORPORATION AND SUBSIDIARIES
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                              (Millions of dollars)


                                                                       Charged
                                                       Balance at     (credited)                    Balance at
                                                       beginning     to costs and                     end of
                                                        of year        expenses        Other           year
                                                      --------------------------------------------------------
YEAR ENDED SEPTEMBER 30, 2003
-----------------------------
Reserves deducted from assets in
  the consolidated balance sheet:
            Allowance for doubtful accounts             $   11.8       $ 18.5       $(15.8)(1)      $    14.8
                                                       ===========                                  =========
                                                                                    $  0.3 (2)
Other reserves:
            Self-insured property and casualty
            liability                                   $   42.7       $ 21.2       $(15.1)(3)      $   48.4
                                                       ===========                                  =========
                                                                                      (0.4)(2)
            Insured property and casualty liability     $     3.5      $ (2.8)      $ (0.1)(2)      $    0.6
                                                       ===========                                  =========
            Environmental, litigation and other         $   13.9       $   6.0      $ (4.6)(3)      $   15.7
                                                       ===========                                  =========
                                                                                       0.4 (2)
YEAR ENDED SEPTEMBER 30, 2002
-----------------------------
Reserves deducted from assets in
  the consolidated balance sheet:
            Allowance for doubtful accounts             $   15.6       $ 14.2       $(18.0)(1)      $    11.8
                                                       ===========                                  =========
            Allowance for amortization of
              other deferred costs - AmeriGas Propane   $     1.1      $    -       $ (1.1)(2)      $       -
                                                       ===========                                  =========
Other reserves:
            Self-insured property and casualty
            liability                                   $   37.4       $ 19.0       $(15.6)(3)      $    42.7
                                                       ===========                                  =========
                                                                                       1.9 (2)
            Insured property and casualty liability     $     1.5      $    -       $  2.0 (2)      $     3.5
                                                       ===========                                  =========
            Environmental, litigation and other         $   11.7       $   3.7      $ (2.6)(3)      $    13.9
                                                       ===========                                  =========
                                                                                       1.1 (2)

                        UGI CORPORATION AND SUBSIDIARIES
           SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS (CONTINUED)
                              (Millions of dollars)


YEAR ENDED SEPTEMBER 30, 2001
-----------------------------
Reserves deducted from assets in
  the consolidated balance sheet:

     Allowance for doubtful accounts                 $     9.3         $18.3        $ (11.7)(1)         $   15.6
                                                    ============                                       ===========
                                                                                       (0.3)(2)
     Allowance for amortization of
       other deferred costs - AmeriGas Propane       $     1.0         $ 0.1        $     -             $     1.1
                                                    ============                                       ===========

Other reserves:

     Self-insured property and casualty
     liability                                       $   36.3          $15.8        $ (15.2)(3)        $    37.4
                                                    ============                                       ===========
                                                                                        0.5 (2)

     Insured property and casualty liability         $     2.1         $(0.6)       $     -            $     1.5
                                                    ============                                       ===========

     Environmental, litigation and other             $   12.0          $  1.9       $  (2.6)(3)         $   11.7
                                                    ============                                       ===========
                                                                                        0.4 (2)

(1) Uncollectible accounts written off, net of recoveries.
(2) Other adjustments.
(3) Payments, net.